EXHIBIT 2



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                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                            Avondale Financial Corp.

                                       And

                              Coal City Corporation

                          Dated as of October 12, 1998

             -----------------------------------------------------

                                TABLE OF CONTENTS

----------------------------------------------------------------------------------------------------------------
ARTICLE I
     THE MERGER AND RELATED MATTERS............................................................................3
     1.1   Merger..............................................................................................3
     1.2   Effective Times.....................................................................................3
     1.3   Conversion of Shares................................................................................4
     1.4   Surviving Corporation in the Company Merger.........................................................5
     1.5   Authorization for Issuance of Avondale Common Stock;
           Exchange of Certificates............................................................................6
     1.6   No Fractional Shares................................................................................8
     1.7   Stockholders' Meetings..............................................................................8
     1.8   Coal City Stock Options.............................................................................9
     1.9   Registration Statement; Prospectus/Joint Proxy
           Statement...........................................................................................9
     1.10  Cooperation; Regulatory Approvals..................................................................11
     1.11  Closing............................................................................................11
ARTICLE II
     REPRESENTATIONS AND WARRANTIES...........................................................................12
     2.1   Organization, Good Standing, Authority, Insurance, Etc.
            ..................................................................................................12
     2.2   Capitalization.....................................................................................12
     2.3   Ownership of Subsidiaries..........................................................................13
     2.4   Financial Statements and Reports...................................................................13
     2.5   Absence of Changes.................................................................................15
     2.6   Prospectus/Joint Proxy Statement...................................................................15
     2.7   No Broker's or Finder's Fees.......................................................................15
     2.8   Litigation and Other Proceedings...................................................................16
     2.9   Compliance with Law................................................................................16
     2.10  Corporate Actions..................................................................................16
     2.11  Authority..........................................................................................17
     2.12  Employment Arrangements............................................................................18
     2.13  Employee Benefits..................................................................................18
     2.14  Information Furnished..............................................................................19
     2.15  Property and Assets................................................................................20
     2.16  Agreements and Instruments.........................................................................20
     2.17  Material Contract Defaults.........................................................................21
     2.18  Tax Matters........................................................................................21
     2.19  Environmental Matters..............................................................................21
     2.20  Loan Portfolio; Portfolio Management...............................................................22
     2.21  Real Estate Loans and Investments..................................................................23
     2.22  Derivatives Contracts..............................................................................23
     2.23  Exceptions to Representations and Warranties.......................................................23
 ARTICLE III
     COVENANTS................................................................................................24
     3.1   Investigations; Access and Copies..................................................................24
     3.2   Conduct of Business................................................................................25
     3.3   No Solicitation....................................................................................27
     3.4   Stockholder Approvals..............................................................................28
     3.5   Resale Letter Agreements; Accounting and Tax Treatment
            ..................................................................................................28
     3.6   Publicity..........................................................................................28


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
     3.7  Cooperation Generally...............................................................................28
     3.8  Additional Financial Statements and Reports.........................................................29
     3.9  Stock Exchange Listing..............................................................................29
     3.10 Employee Benefits and Agreements....................................................................29
     3.11 Minority Interest in Manufacturers National.........................................................31
     3.12 Preferred Stock.....................................................................................31
ARTICLE IV
     CONDITIONS OF THE COMPANY MERGER;
     TERMINATION OF AGREEMENT.................................................................................31
     4.1  General Conditions..................................................................................31
     4.2  Conditions to Obligations of .......................................................................33
     4.3  Conditions to Obligations of .......................................................................34
     4.4  Termination of Agreement and Abandonment of Merger..................................................36
ARTICLE V
     TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES..........................................................37
     5.1  Termination; Lack of Survival of Representations and
          Warranties..........................................................................................37
     5.2  Payment of Expenses.................................................................................38
ARTICLE VI
     CERTAIN POST-MERGER AGREEMENTS...........................................................................38
     6.1  Indemnification.....................................................................................38
     6.2  Directors and Officers of the Surviving Corporation and
          Coal City Bank......................................................................................39
ARTICLE VII
     GENERAL..................................................................................................42
     7.1  Amendments..........................................................................................42
     7.2  Confidentiality.....................................................................................42
     7.3  Governing Law.......................................................................................42
     7.4  Notices.............................................................................................42
     7.5  No Assignment.......................................................................................43
     7.6  Headings............................................................................................43
     7.7  Counterparts........................................................................................43
     7.8  Construction and Interpretation.....................................................................43
     7.9  Entire Agreement....................................................................................44
     7.10 Severability........................................................................................44
     7.11 No Third Party Beneficiaries........................................................................44
     7.12 No Employment Solicitation..........................................................................44
Schedules:
  Schedule I     Disclosure Schedule for Avondale...................................................................
  Schedule II    Disclosure Schedule for Coal City..................................................................

Exhibits:
  Exhibit A          Avondale Stock Option Agreement
  Exhibit B          Coal City Stock Option Agreement
  Exhibit C          Form of Avondale Voting Agreement
  Exhibit D          Form of Coal City Voting Agreement
  Exhibit 1.4(c)(A)  Amendment to Avondale Certificate
                      of Incorporation
  Exhibit 1.4(c)(B)  Amendment to Avondale Bylaws
  Exhibit 3.5        Form of Affiliate Agreement
  Exhibit 3.10(d)    Form of Avondale Employment Agreement

                          AGREEMENT AND PLAN OF MERGER

--------------------------------------------------------------------------------


    THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is dated as of October 12, 1998, by and between Avondale Financial Corp., a Delaware corporation ("Avondale") and Coal City Corporation, an Illinois corporation ("Coal City"). Each of Avondale and Coal City is sometimes individually referred to herein as a "party," and Avondale and Coal City are sometimes collectively referred to herein as the "parties."

                                    RECITALS

    WHEREAS, Avondale, a unitary savings and loan holding company, with principal offices in Chicago, Illinois, owns all of the issued and outstanding capital stock of Avondale Federal Savings Bank, a federally chartered savings bank ("Avondale Bank"), with principal offices in Chicago, Illinois. As of the date hereof, Avondale has 10,000,000 authorized shares of common stock, par value $0.01 per share ("Avondale Common Stock"), of which 2,902,566 shares are outstanding, and 1,000,000 authorized shares of preferred stock, par value $.01 per share, none of which is outstanding.

    WHEREAS, Coal City, a bank holding company, with principal offices in Chicago, Illinois, owns 96.48% of the issued and outstanding common stock and all of the issued and outstanding Class A Preferred Stock of Manufacturers National Corporation, an Illinois corporation ("Manufacturers National"), with principal offices in Chicago, Illinois, and Manufacturers National owns all of the issued and outstanding capital stock of Manufacturers Bank, an Illinois banking corporation ("Coal City Bank"), with principal offices in Chicago, Illinois. As of the date hereof, Coal City has 200,000 authorized shares of common stock, par value $10.00 per share ("Coal City Common Stock"), of which 48,957 shares are outstanding, 100 authorized shares of Class A preferred stock, par value $100,000 per share ("Coal City Class A Preferred Stock"), of which no shares are outstanding and 100 authorized shares of Class B preferred stock, par value $150,000 per share ("Coal City Class B Preferred Stock, and together with the Coal City Class A Preferred Stock, the "Coal City Preferred Stock"), of which 68 shares are outstanding.

    WHEREAS, Avondale and Coal City desire to combine their respective holding companies through a tax-free, stock-for-stock merger so that the respective stockholders of Avondale and Coal City will have an equity ownership in the combined holding company.

    WHEREAS, neither the Board of Directors of Avondale nor the Board of Directors of Coal City seeks to sell its respective holding company at this time but both Boards desire to merge their respective holding companies in a transaction structured as a merger of equals.


                                        1


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    WHEREAS,  it is intended that to accomplish  this result,  Coal City will be merged with and into Avondale, with Avondale as the surviving corporation. Such merger is referred to herein as the "Company Merger." Avondale after the Company Merger is sometimes referred to herein as the "Surviving Corporation."

    WHEREAS, following consummation of the Company Merger, all of the issued and outstanding capital stock of Avondale Bank may be contributed to Manufacturers National. Such transaction is referred to herein as the "Contribution."
Following consummation of the Contribution, either (i) Avondale Bank will be merged with and into Coal City Bank, with Coal City Bank as the surviving institution (such transaction referred to herein as the "Bank Merger"), or (ii) Coal City Bank will purchase and assume all of the assets and liabilities of Avondale Bank, other than a deposit taking office, deposits located thereat, and certain assets and liabilities relating to the mortgage banking business of Avondale Bank to be determined by the parties (such transaction referred to herein as the "Bank Purchase and Assumption"). The Bank Merger and the Bank Purchase and Assumption are sometimes collectively referred to herein as the "Avondale Bank Acquisition." The Company Merger, the Contribution and the Avondale Bank Acquisition are sometimes collectively referred to herein as the "Merger."

    WHEREAS, it is intended that for federal income tax purposes the Company Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Internal Revenue Code.

    WHEREAS, as an inducement to and condition of Avondale's willingness to enter into this Agreement and the Avondale Stock Option Agreement, Coal City will grant to Avondale concurrently with the execution and delivery of this Agreement an option pursuant to the Coal City Stock Option Agreement, and as an inducement to and condition of Coal City's willingness to enter into this Agreement and the Coal City Stock Option Agreement, Avondale will grant to Coal City concurrently with the execution and delivery of this Agreement an option pursuant to the Avondale Stock Option Agreement. The Avondale Stock Option Agreement and the Coal City Stock Option Agreement are attached hereto as Exhibits A and B, respectively. References herein to the "Stock Option
Agreement" shall refer in the case of Avondale to the Avondale Stock Option Agreement and in the case of Coal City to the Coal City Stock Option Agreement, and collectively such agreements shall be referred to as the "Stock Option Agreements."

    WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to and condition of the parties' willingness to enter into this Agreement, Coal City and each of the directors of Avondale and Avondale and each of the directors of Coal City and certain of their affiliates, have entered into voting


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agreements in the forms attached hereto as Exhibits C and D, respectively.

    WHEREAS, the Boards of Directors of Avondale and Coal City (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of Avondale and Coal City, respectively, and their respective stockholders and have approved this Agreement and the Stock Option Agreements.

    NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

         1.1 Merger. Subject to the terms and conditions of this Agreement and pursuant to applicable law, at the Company Merger Effective Time (as hereinafter defined), (i) Coal City shall be merged with and into Avondale pursuant to the terms and conditions set forth herein, (ii) the separate corporate existence of Coal City shall cease, and (iii) Avondale as the Surviving Corporation shall continue to be governed by the laws of the State of Delaware. After the Company Merger, subject to the terms and conditions of this Agreement and pursuant to applicable law, at the Contribution Time (as hereinafter defined) all of the issued and outstanding capital stock of Avondale Bank shall be contributed to Manufacturers National pursuant to the terms and conditions set forth herein and in a contribution agreement (the "Contribution Agreement"). After the Contribution, subject to the terms and conditions of this Agreement and pursuant to applicable law, either (i) at the Bank Merger Effective Time (as hereinafter defined) (A) Avondale Bank shall be merged with and into Coal City Bank pursuant to the terms and conditions set forth herein and in a bank merger agreement (the "Bank Merger Agreement"), (B) the separate existence of Avondale Bank shall cease, and (C) Coal City Bank shall continue as the surviving institution of the Bank Merger, or (ii) at the Purchase and Assumption Time (as hereinafter defined) (A) Coal City Bank shall purchase and assume all of the assets and liabilities of Avondale Bank, other than a deposit taking office, deposits located thereat, and certain assets and liabilities relating to the mortgage banking business of Avondale Bank to be identified by the parties, pursuant to the terms and conditions set forth herein and in a purchase and assumption agreement (the "Purchase and Assumption Agreement") and (B) the separate existence of Avondale Bank shall continue.

         1.2 Effective Times. As soon as practicable after each of the conditions set forth in Article IV hereof has been satisfied or waived, Avondale and Coal City will file, or cause to be filed, a certificate of merger and articles of merger with the appropriate authorities of Delaware and Illinois, respectively, for the Company


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Merger, which certificate of merger and articles of merger shall in each case be in the form required by and executed in accordance with the applicable provisions of law. The Company Merger shall become effective at the time and date which is the later of the time at which (i) the Delaware certificate of merger is filed with the appropriate authorities of Delaware and (ii) the Illinois articles of merger is filed with the appropriate authorities of Illinois ("Company Merger Effective Time"), which shall be immediately following the Closing (as defined in Section 1.11 hereof) and on the same day as the Closing if practicable, or at such other date and time as may be agreed to by the parties and specified in the certificate of merger and articles of merger in accordance with applicable law. The Contribution shall become effective at such time as shall be provided in the Contribution Agreement (the "Contribution Time"). The Bank Merger, as and if applicable, shall become effective at the time as shall be provided in the Bank Merger Agreement (the "Bank Merger Effective Time"). The Bank Purchase and Assumption, as and if applicable, shall become effective at such time as shall be provided in the Purchase and Assumption Agreement (the "Purchase and Assumption Time"). The parties shall cause the Company Merger to become effective before the Contribution. The parties shall cause the Contribution to become effective before the Avondale Bank Acquisition.

         1.3      Conversion of Shares.

                  (a) At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Avondale or Coal City or the holders of shares of Avondale or Coal City Common Stock:

                      (i) Each outstanding share of Coal City Common Stock issued and outstanding at the Company Merger Effective Time (except for Dissenting Shares, if applicable, as defined in clause (a)(ii) of this Section), subject to clause (a)(iii) of this Section and Section 1.6 hereof, shall cease to be outstanding, shall cease to exist and shall be converted into and represent solely 83.5 shares of Avondale Common Stock and shall no longer be a share of Coal City Common Stock.

                      (ii) Any shares of Coal City Common Stock held by a holder who dissents from the Company Merger in accordance with Section 5/11.65 of the Illinois Business Corporation Act (the "IBCA") shall be referred to herein as "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Company Merger Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the IBCA.

                      (iii) Any shares of Coal City Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (as defined in Section 2.1 hereof) (other than in a


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fiduciary  capacity) at the Company Merger  Effective Time shall cease to exist, the certificates for such shares shall as promptly as practicable be cancelled, such shares shall not be converted into or represent any shares of Avondale Common Stock, and no shares of capital stock of Avondale shall be issued or exchanged therefor.

                      (iv) Each share of Avondale Common Stock issued and outstanding immediately before the Company Merger Effective Time shall remain an outstanding share of Common Stock of Avondale as the Surviving Corporation.

                      (v) The holders of certificates representing shares of Coal City Common Stock shall cease to have any rights as stockholders of Coal City, except such rights, if any, as they may have pursuant to the IBCA.

         1.4      Surviving Corporation in the Company Merger.

                  (a) The name of the Surviving Corporation in the Company Merger shall be "MB Financial, Inc." The headquarters of the Surviving Corporation shall be located in Chicago, Illinois.

                  (b) At the Company Merger Effective Time, the Certificate of Incorporation of Avondale as then in effect shall be amended (subject to the requisite approval of Avondale stockholders) as set forth in Exhibit 1.4(c)(A), and such Certificate of Incorporation as so amended (or the Certificate of Incorporation of Avondale immediately prior to the Company Merger Effective Time if such amendment is not approved by the Avondale stockholders) shall be the Certificate of Incorporation of Avondale as the Surviving Corporation until amended as provided therein or as otherwise permitted by the Delaware General Corporation Law (the "DGCL").

                  (c) At the Company Merger Effective Time, the Bylaws of Avondale as then in effect shall be amended as set forth in Exhibit 1.4(c)(B), and such Bylaws as so amended shall be the Bylaws of Avondale as the Surviving Corporation until amended as provided therein or as otherwise permitted by the DGCL.

                  (d) The directors and certain executive officers of Avondale as the Surviving Corporation following the Company Merger shall be as provided in Section 6.2 herein until such directors or officers are replaced or additional directors or officers are elected or appointed in accordance with the provisions of this Agreement and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                  (e) From and after the Company Merger Effective Time:

                      (i) Avondale as the Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of Avondale and Coal City, and all obligations belonging or due to each of Avondale and Coal City, all of which shall vest in Avondale as the Surviving Corporation without further act or deed. Title to any real estate or any interest in the real estate vested in Avondale or Coal City shall not revert or in any way be impaired by reason of the Company Merger.

                  (ii) Avondale as the Surviving Corporation will be liable for all the obligations of each of Avondale and Coal City. Any claim existing, or action or proceeding pending, by or against Avondale or Coal City, may be prosecuted to judgement, with right of appeal, as if the Company Merger had not taken place, or Avondale as the Surviving Corporation may be substituted in its place.

                  (iii) All the rights of creditors of each of Avondale and Coal City will be preserved unimpaired, and all liens upon the property of Avondale and Coal City will be preserved unimpaired only on the property affected by such liens immediately before the Company Merger Effective Time.

         1.5 Authorization for Issuance of Avondale Common Stock; Exchange of Certificates.

                           (a) Avondale  shall reserve for issuance a sufficient
number of shares of its common stock for the purpose of issuing its shares to Coal City's stockholders in accordance with this Article I.

                           (b) After the Company Merger Effective Time,  holders
of certificates theretofore representing outstanding shares of Coal City Common Stock (other than as provided in Sections 1.3(a)(ii) and (iii) hereof), upon surrender of such certificates to an exchange agent appointed jointly by Avondale and Coal City on behalf of Avondale as the Surviving Corporation (the "Exchange Agent"), shall be entitled to receive certificates for the number of whole shares of Avondale Common Stock into which shares of Coal City Common Stock theretofore evidenced by the certificates so surrendered shall have been converted, as provided in Section 1.3 hereof, and cash payments in lieu of fractional shares, if any, as provided in Section 1.6 hereof. As soon as practicable after the Company Merger Effective Time, the Exchange Agent will send a notice and transmittal form to each Coal City stockholder of record at the Company Merger Effective Time whose Coal City Common Stock shall have been converted into Avondale Common Stock advising such stockholder of the effectiveness of the Company Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly representing Coal City Common Stock in exchange for new certificates for Avondale Common Stock. Upon surrender, each certificate representing Coal City Common Stock shall be cancelled.

                           (c) Until surrendered as provided in this Section 1.5
hereof, all outstanding certificates of a holder which, before


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the Company Merger  Effective  Time,  represented  Coal City Common Stock (other than those representing Dissenting Shares and shares cancelled at the Company Merger Effective Time pursuant to Section 1.3(a)(iii) hereof) will be deemed for all corporate purposes to represent the number of whole shares of Avondale Common Stock into which the shares of Coal City Common Stock formerly represented thereby were converted and the right to receive cash in lieu of a fractional share interest. However, until such outstanding certificates formerly representing Coal City Common Stock are so surrendered, no dividend or distribution payable to holders of record of Avondale Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distribution, without interest, theretofore paid with respect to such whole shares of Avondale Common Stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or after the Company Merger Effective Time and the amount of any cash, without interest, payable to such holder in lieu of a fractional share interest pursuant to Section 1.6 hereof. After the Company Merger Effective Time, there shall be no further registration of transfers on the records of Coal City of outstanding certificates formerly representing shares of Coal City Common Stock and, if a certificate formerly representing such shares is presented to Coal City or Avondale, it shall be forwarded to the Exchange Agent for cancellation and exchanged for a certificate representing shares of Avondale Common Stock and cash for any fractional share interest (if any), as herein provided. Following six months after the Company Merger Effective Time, the Exchange Agent shall return to Avondale any certificates for Avondale Common Stock and cash remaining in the possession of the Exchange Agent (together with any dividends in respect thereof) and thereafter shareholders of Coal City shall look exclusively to Avondale for shares of Avondale Common Stock and cash to which they are entitled hereunder.

                           (d) All shares of Avondale  Common  Stock and cash in
lieu of any fractional share issued or paid upon the conversion of Coal City Common Stock in accordance with the above terms and conditions shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Coal City Common Stock.

                           (e) If any new  certificate for Avondale Common Stock
is to be issued in a name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate representing shares of Avondale
Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.


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



                           (f) In the event any  certificate  representing  Coal
City Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Avondale Common Stock and cash for any fractional share interest, as may be required pursuant hereto; provided, however, that Avondale as the Surviving Corporation or Exchange Agent may, in its discretion and as a condition precedent to the issuance or payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Avondale as the Surviving Corporation, Coal City, the Exchange Agent or any other person with respect to the certificate alleged to have been lost, stolen or destroyed.

         1.6 No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of Avondale Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the conversion of or in exchange for any shares of Coal City Common Stock; no dividend or distribution with respect to Avondale Common Stock shall be payable on or with respect to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Avondale as the Surviving Corporation. In lieu of such fractional share interest, any holder of Coal City Common Stock who would otherwise be entitled to a fractional share of Avondale Common Stock will, upon surrender of his certificate or certificates representing Coal City Common Stock outstanding immediately before the Company Merger Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction of the share to which such holder would otherwise have been entitled and the closing price of Avondale Common Stock on the trading day immediately prior to the date of the Company Merger Effective Time. For the purposes of determining any such fractional share interest, all shares of Coal City Common Stock owned by a Coal City stockholder shall be combined so as to calculate the maximum number of whole shares of Avondale Common Stock issuable to such Coal City stockholder.

         1.7 Stockholders' Meetings.

                           (a) Avondale shall, at the earliest practicable date,
hold a meeting of its stockholders (the "Avondale Stockholders' Meeting") to submit this Agreement for adoption by its stockholders. The affirmative vote of a majority of the issued and outstanding shares of Avondale Common Stock entitled to vote shall be required for such adoption.

                           (b) Coal  City  shall,  at the  earliest  practicable
date, hold a meeting of its stockholders (the "Coal City Stockholders' Meeting") to submit this Agreement for stockholder approval. The affirmative vote of two-thirds of the issued and outstanding shares of Coal City Common Stock entitled to vote shall be required for such approval.

         1.8      Coal City Stock Options.

                           (a) At the Company Merger  Effective  Time, by virtue
of the Company Merger and without any action on the part of any holder of an option, each outstanding option under the stock option plans of Coal City (the "Coal City Option Plans"), whether vested or unvested, shall continue outstanding as an option to purchase, in place of the purchase of each share of Coal City Common Stock, the number of shares (rounded to the nearest whole share) of Avondale Common Stock that would have been received by the optionee in the Company Merger had the option been exercised in full (without regard to any limitations contained therein on exercise) for shares of Coal City Common Stock immediately before the Company Merger upon the same terms and conditions under the relevant option as were applicable immediately before the Company Merger Effective Time, except for appropriate pro rata adjustments as to the relevant option price for shares of Avondale Common Stock substituted therefor so that the aggregate option exercise price of shares subject to an option immediately following the substitution shall be the same as the aggregate option exercise price for such shares immediately before such substitution. It is intended that the foregoing substitution shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Internal Revenue Code as to any stock option which is an "incentive stock option."

                           (b) At all times after the Company  Merger  Effective
Time, Avondale as the Surviving Corporation shall reserve for issuance such number of shares of Avondale Common Stock as necessary so as to permit the exercise of options granted under the Coal City Option Plans in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. Avondale shall make all filings required under federal and state securities laws promptly after the Company Merger Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Company Merger Effective Time and Avondale as the Surviving Corporation shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares.

         1.9 Registration Statement; Prospectus/Joint Proxy Statement.

                           (a) For the  purposes  (i) of  holding  the  Avondale
Stockholders' Meeting, (ii) of registering with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities the Avondale Common Stock to be issued to holders of Coal City Common Stock in connection with the Company Merger and (iii) of holding the Coal City Stockholders' Meeting, the parties shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, is referred to herein as the "Registration Statement"), including the Prospectus/Joint Proxy Statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder (such Prospectus/Joint Proxy Statement, together with any and all amendments or supplements thereto, is referred to herein as the "Prospectus/Joint Proxy Statement").

                           (b)   Avondale   shall   furnish   such   information
concerning Avondale and its Subsidiaries as is necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to such entities, to comply with Section 1.9(a) hereof. Avondale agrees promptly to advise Coal City if at any time before the Coal City or Avondale Stockholders' Meeting any information provided by Avondale in the Prospectus/Joint Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. Avondale shall furnish Coal City with such supplemental information as may be necessary in order to cause such Prospectus/Joint Proxy Statement, insofar as it relates to Avondale and its Subsidiaries, to comply with Section 1.9(a) hereof.

                           (c)  Coal  City  shall  furnish  Avondale  with  such
information concerning Coal City and its Subsidiaries as is necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to such entities, to comply with Section 1.9(a) hereof. Coal City agrees promptly to advise Avondale if at any time before the Avondale or Coal City Stockholders' Meeting any information provided by Coal City in the Prospectus/Joint Proxy Statement becomes incorrect or incomplete in any material respect and to provide Avondale with the information needed to correct such inaccuracy or omission. Coal City shall furnish Avondale with such supplemental information as may be necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to Coal City and its Subsidiaries, to comply with Section 1.9(a).

                           (d) Avondale  shall  promptly  file the  Registration
Statement with the SEC and applicable state securities agencies. Avondale and Coal City shall use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and applicable state securities laws at the earliest practicable date. Coal City authorizes Avondale to utilize in the Registration Statement the information concerning Coal City and its Subsidiaries provided to Avondale for the purpose of inclusion in the Prospectus/Joint Proxy Statement. Avondale shall advise Coal City promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Avondale shall furnish Coal City with copies of all such documents. Before the Company Merger Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material

(other than the Prospectus/Joint Proxy Statement) that might constitute a "prospectus" relating to the Company Merger within the meaning of the Securities Act.

         1.10 Cooperation; Regulatory Approvals. The parties shall cooperate, and shall cause each of their respective affiliates and Subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other filings as any of them may reasonably deem necessary or desirable to or with thrift and bank regulatory authorities, Federal Trade Commission, Department of Justice, SEC, Secretary of State of Delaware and Illinois, other regulatory or governmental authorities, holders of the voting shares of common stock of Avondale and Coal City, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated hereby. Each party will have the right to review and comment on such applications, petitions and filings in advance and shall furnish to the other copies thereof promptly after submission thereof. Any such materials must be acceptable to both Avondale and Coal City prior to submission with any regulatory or governmental authority or transmission to stockholders or other third parties, except to the extent that Avondale or Coal City is legally required to proceed prior to obtaining the acceptance of the other party hereto. Each party agrees to consult with the other with respect to obtaining all necessary consents and approvals, and each will keep the other apprised of the status of matters relating to such approvals and consents and the consummation of the transactions contemplated hereby. At the date hereof, no party is aware of any reason that any regulatory approval required to be obtained by it would not be obtained or would be obtained subject to conditions that would have or result in a material adverse effect on Avondale as the Surviving Corporation or, as and if applicable, Coal City Bank as the surviving institution in the Bank Merger or, as and if applicable, Coal City Bank as the acquiror in the Bank Purchase and Assumption.

         1.11 Closing. If (i) this Agreement has been duly approved by the stockholders of Avondale and Coal City, and (ii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Schwartz, Cooper, Greenberger & Krauss, Chicago, Illinois, or at such other place as the parties agree, at which the parties will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place within 30 days after the satisfaction or waiver of all conditions and/or obligations precedent to Closing contained in Article IV of this Agreement, or at such other time as the parties agree. The parties shall use their respective best efforts to cause the Closing to occur on or prior to March 31, 1999.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Avondale represents and warrants to Coal City, and Coal City represents and warrants to Avondale, except as disclosed in the Disclosure Schedule delivered by each party to the other pursuant to Section 2.23 herein, as follows:

         2.1 Organization, Good Standing, Authority, Insurance, Etc. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Section 2.1 of its Disclosure Schedule lists each "subsidiary" (the term "subsidiary" when used with respect to any party means any entity (including without limitation any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated) which is consolidated with such party for financial reporting purposes (individually a "Subsidiary" and collectively the "Subsidiaries"). Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized, as set forth in
Section 2.1 of its Disclosure Schedule. It and each of its Subsidiaries have all requisite power and authority and to the extent required by applicable law are licensed to own, lease and operate their respective properties and conduct their respective businesses as they are now being conducted. It has delivered or made available to the other party a true, complete and correct copy of the articles of incorporation, certificate of incorporation or other organizing document and of the bylaws, as in effect on the date of this Agreement, of it and each of its Subsidiaries. It and each of its Subsidiaries are qualified to do business as foreign corporations or entities and are in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on it. All eligible accounts of each of its Subsidiaries that is a depositary institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum extent permitted under applicable law. In the case of the representations and warranties of Avondale, Avondale is duly registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended, and the Avondale Common Stock is registered under the Exchange Act. In the case of the representations and warranties of Coal City, Coal City is duly registered as a bank holding company registered under the Bank Holding Company Act of 1956, as amended.

         Its minute books and those of each of its Subsidiaries contain complete and accurate records of all meetings and other corporate actions taken by their respective stockholders and Boards of Directors (including the committees of such Boards).

         2.2 Capitalization. (a) Its authorized capital stock and the number of issued and outstanding shares of its capital stock as of the date hereof are accurately set forth in the recitals in this

Agreement. All outstanding shares of its common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except
(i) as set forth in Section 2.2 of its Disclosure Schedule or (ii) with respect to the Stock Option Agreement, as of the date of this Agreement, there are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any of its capital stock from it and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind to which it or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of its capital stock. A true and complete copy of each plan and agreement pursuant to which such options, convertible securities, warrants or other rights have been granted or issued, as in effect on the date of this Agreement, is included in Section 2.2 of its Disclosure Schedule. Only the holders of its common stock have the right to vote at meetings of its stockholders on matters to be voted thereat (including this Agreement).

                  (b) With respect to the shares of Avondale Common Stock to be issued in the Company Merger, Avondale represents and warrants that such shares when so issued in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights or other liens.

         2.3 Ownership of Subsidiaries. All outstanding shares or ownership interests of its Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by it or one of its Subsidiaries free and clear of any lien, claim, charge, restriction, rights of third parties, or encumbrance (collectively, "Encumbrance"), except as set forth in Section 2.3 of its Disclosure Schedule. There are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any capital stock or ownership interests of any of its Subsidiaries and no contracts to which it or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock or ownership interests of any of its Subsidiaries. Neither it nor any of its Subsidiaries owns more than 2% of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or more than 2% of the aggregate profit participations in any entity other than a Subsidiary or as otherwise set forth in Section 2.3 of its Disclosure Schedule.

         2.4 Financial Statements and Reports. (a) No registration statement, offering circular, proxy statement, schedule or report filed by it or any of its Subsidiaries under various securities and financial institution laws and regulations ("Regulatory Reports"), on the date of its effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years, it and its Subsidiaries have timely filed all Regulatory Reports required to be filed by them under various securities and financial institution laws and regulations except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on it; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the Regulatory Reports (or to be included in Regulatory Reports to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after June 30, 1998), in accordance with its books and records and those of its consolidated Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after June 30, 1998, will present) fairly the consolidated financial position and the consolidated results of operations or income, changes in stockholders' equity and cash flows of it and its Subsidiaries as of the dates and for the period indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to unaudited statements and in the case of unaudited statements to normal recurring year-end adjustments normal in nature and amounts). Its audited consolidated financial statements at December 31, 1997 and for the year then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) as of such date of it and its Subsidiaries required to be reflected in such financial statements in accordance with generally accepted accounting principles and contain or will contain (as the case may be) adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any, as of such date in accordance with generally accepted accounting principles. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to it or its Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at December 31, 1997 or for transactions effected or actions occurring or omitted to be taken after December 31, 1997 (i) in the ordinary course of business, (ii) as permitted by this Agreement or (iii) as disclosed in its Regulatory Reports filed after December 31, 1997 and before the date of this Agreement. A true and complete copy of such December 31, 1997 financial statements has been delivered by it to the other party.

         (b) To the extent permitted under applicable law, it has delivered or made available to the other party each Regulatory Report filed, used or circulated by it with respect to periods since January 1, 1992 through the date of this Agreement and will promptly deliver to the other party each such Regulatory Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the applicable regulatory or governmental entity (or, if not so filed, in the form used or circulated).

         2.5      Absence of Changes.

                  (a) Since June 30, 1998, there has been no material adverse change affecting it. There is no occurrence, event or development of any nature existing or, to its best knowledge, threatened which may reasonably be expected to have a material adverse effect upon it.

                  (b) Except as set forth in Section 2.5 of its Disclosure Schedule or in its Regulatory Reports filed after December 31, 1997 and before the date of this Agreement, since December 31, 1997, each of it and its Subsidiaries has owned and operated its respective assets, properties and businesses in the ordinary course and consistent with past practice.

         2.6 Prospectus/Joint Proxy Statement. At the time the Prospectus/Joint Proxy Statement is mailed to the stockholders of Avondale and Coal City for the solicitation of proxies for the approvals referred to in Section 1.7 hereof and at all times after such mailings up to and including the times of such approvals, such Prospectus/Joint Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to it (including its Subsidiaries) and its stockholders, its common stock, this Agreement, the Merger and the other transactions contemplated hereby, will:

                  (a) Comply in all material respects with applicable provisions of the Securities Act, the Exchange Act and the rules and regulations under such Acts; and

                  (b) Not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

         2.7 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf or under authority of it or any of its Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except as set forth in Section 2.7 of its Disclosure Schedule.

         2.8 Litigation and Other Proceedings. Except for matters which would not have a material adverse effect on it, or except as set forth in Section 2.8 of its Disclosure Schedule, neither it nor any of its Subsidiaries is a defendant in, nor is any of its property subject to, any pending or, to its best knowledge, threatened claim, action, suit, investigation or proceeding or subject to any judicial order, judgment or decree.

         2.9 Compliance with Law. Except as set forth in Section 2.9 of its Disclosure Schedule:

                  (a) It and each of its Subsidiaries are in compliance in all material respects with all laws, regulations, ordinances, rules, judgments, orders or decrees applicable to their respective operations or businesses, including without limitation the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Owners' Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination. Neither it nor any of its Subsidiaries has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

                  (b) It and each of its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently being conducted.

                  (c) It and each of its Subsidiaries have received since January 1, 1995 no notification or communication from any governmental or regulatory entity or the staff thereof (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such governmental or regulatory entity administers or enforces;
(B) threatening to revoke any license,  franchise,  permit or authorization;  or
(C) threatening or contemplating any enforcement action by or supervisory or other written agreement with a state or federal banking regulator, or any revocation or limitation of, or action which would have the effect of revoking or limiting, the FDIC deposit insurance of any Subsidiary (nor, to the knowledge of its executive officers, do any grounds for any of the foregoing exist); and

                  (d) It and each of its Subsidiaries are not required to give prior notice to any regulatory agency of the proposed addition of an individual to their respective board of directors or the employment of an individual as a senior executive officer.

         2.10     Corporate Actions.

                  (a) Its Board of Directors has (i) duly approved the Company Merger, this Agreement and the Stock Option Agreements, and authorized its officers to execute and deliver this Agreement, the Stock Option Agreements and to take all action necessary to consummate the Company Merger and the other transactions contemplated hereby, and (ii) authorized and directed the submission for stockholders' approval or adoption of this Agreement.

                  (b) Its Board of Directors has taken all  necessary  action to exempt this Agreement, and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from,
(i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders, (iii) any state laws requiring a stockholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested stockholder" or person or entity of similar type and (iv) any provision in its or any of its Subsidiaries' articles of incorporation, certificate of incorporation, charter or bylaws, (A) restricting or limiting stock ownership or the voting rights of stockholders or (B) requiring a stockholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested stockholder" or person or entity of similar type.

         2.11 Authority. Except as set forth in Section 2.11 of its Disclosure Schedule, neither the execution and delivery of and performance of its obligations under this Agreement, the Contribution Agreement, the Bank Merger Agreement (as and if applicable), the Bank Purchase and Assumption Agreement (as and if applicable) and the Stock Option Agreement by it or its applicable Subsidiary nor the consummation of the Merger will violate any of the provisions of, or constitute a breach or default under or give any person the right to terminate or accelerate payment or performance under, (i) its articles of incorporation, certificate of incorporation or bylaws, or the articles of incorporation, certificate of incorporation, charter or bylaws of any of its Subsidiaries, (ii) any regulatory restraint on the acquisition of it or control thereof, (iii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (iv) any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which it or any of its Subsidiaries is a party or is subject or by which any of its or their properties or assets is bound and which provides for payments by, on behalf of, or to it and/or any of its Subsidiaries in excess of either $25,000 per annum or $100,000 over the term of such Contract. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. It or its applicable Subsidiary has all requisite corporate power and authority to enter into this Agreement, the Stock Option Agreements, the Contribution
Agreement, the Bank Merger Agreement (as and if applicable) and the Bank Purchase and

Assumption Agreement (as and if applicable), and to perform its obligations hereunder and thereunder, subject in the case of the Company Merger to the approval or adoption of this Agreement by its stockholders under applicable law. Other than the receipt of Governmental Approvals (as defined in Section 4.1(c)), the approval or adoption of this Agreement by its stockholders and except as set forth in Section 2.11 of its Disclosure Schedule with respect to any Contract, no consents or approvals are required on its behalf or on behalf of any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. This Agreement and the Stock Option Agreements constitute the valid and binding obligations of it, enforceable in accordance with their terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

         2.12 Employment Arrangements. Except as set forth in Section 2.12 of its Disclosure Schedule, there are no agreements, plans or other arrangements with respect to employment, severance or other benefits with any current or former directors, officers or employees of it or any of its Subsidiaries which may not be terminated without penalty or expense (including any augmentation or acceleration of benefits) on 30 days' or less notice to any such person. Except as set forth in Section 2.12 of its Disclosure Schedule, no payments and benefits (including any augmentation or acceleration of benefits) to current or former directors, officers or employees of it or any of its Subsidiaries resulting from the transactions contemplated hereby or the termination of such person's service or employment within two years after completion of the Company Merger will cause the imposition of excise taxes under Section 4999 of the Internal Revenue Code or the disallowance of a deduction to it, Avondale as the Surviving Corporation, or any of their respective Subsidiaries pursuant to
Section 162, 280G, or any other section of the Internal Revenue Code.

         2.13 Employee Benefits. (a) Neither it nor any of its Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, retirement savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13 of its Disclosure Schedule (true and correct copies of which it has delivered to the other party). Neither it nor any of its Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Internal Revenue Code are so qualified, and it is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 2.13 of its Disclosure Schedule, neither it nor any of its Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, employee stock ownership, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements").

                  (b) Except as disclosed in Section 2.13 of its Disclosure Schedule, all Employee Plans and Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1997 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits payable thereunder on or after January 1, 1997.

                  (c) To its best knowledge, with respect to all Employee Plans and Benefit Arrangements, it and each of its Subsidiaries are in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders or rules or regulations currently in effect, including but not limited to ERISA and the Internal Revenue Code, applicable to such Employee Plans or Benefit Arrangements. To its best knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by it or any of its Subsidiaries which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code; to its best knowledge, no Employee Plan subject to Part III of Subtitle B of Title I of ERISA or
Section 412 of the Internal Revenue Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Internal Revenue Code, whether or not waived; neither it nor any of its Subsidiaries has failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. To its best knowledge, neither it nor any of its Subsidiaries has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Avondale as the Surviving Corporation or any of its Subsidiaries at or after the Company Merger Effective Time or consummation of the Avondale Bank Acquisition.

         2.14 Information Furnished. No statement contained in any schedule, certificate or other document furnished (whether before, on or after the date of this Agreement) or to be furnished in writing by or on behalf of it to the other party pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. To its best knowledge, no information which is material to the Merger and necessary to make the representations and warranties herein not misleading has been withheld from the other party.

         2.15 Property and Assets. It and its Subsidiaries have good and marketable title to all of their real property reflected in the financial statements at December 31, 1997, referred to in Section 2.4 hereof or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) customary easements, restrictions of record and title exceptions that are not material to the value or use of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements,(e) as otherwise specifically indicated in its Regulatory Reports filed after December 31, 1997 and before the date of this Agreement or in Section 2.15 of its Disclosure
Schedule. It and its Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect, and neither it nor any of its Subsidiaries is in default in any material respect under any such lease. No default will arise under any material real property, material personal property lease or material intellectual property license by reason of the consummation of the Merger without the lessor's or licensor's consent except as set forth in Section 2.15 of its Disclosure Schedule. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting any of the real properties or material personal property of it and its Subsidiaries since December 31, 1997. All fixed assets material to its or any of its Subsidiaries' respective business and currently used by it or any of its Subsidiaries are, in all material respects, in good operating condition and repair.

         2.16 Agreements and Instruments. Except as set forth in its Regulatory Reports filed after December 31, 1997 and before the date of this Agreement or in Section 2.16 of its Disclosure Schedule, neither it nor any of its Subsidiaries is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by it or any of its Subsidiaries or the guarantee by it or of its Subsidiaries of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date hereof), (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between it or any of its Subsidiaries and any director or officer of it or any of its Subsidiaries or any affiliate or member of the immediate family of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which it or any of its Subsidiaries is a party, (e) any agreements between it or any of its Subsidiaries and any 5% or more stockholder of it and (f) any agreements, directives, orders or similar arrangements between or involving it or any of its Subsidiaries and any state or regulatory authority.

         2.17 Material Contract Defaults. Neither it or any of its Subsidiaries nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it or any Subsidiary of it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, which default is reasonably expected to have either individually or in the aggregate a material adverse effect on it, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         2.18 Tax Matters. (a) It and each of its Subsidiaries have duly and properly filed all federal, state, local and other tax returns and reports required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns or reports by the Internal Revenue Service and other applicable tax authorities is as set forth in Section 2.18 of its Disclosure Schedule; and, except as set forth in Section 2.18 of its Disclosure Schedule, there is no agreement by it or any of its Subsidiaries for the extension of time for the assessment or payment of any taxes payable. Except as set forth in Section 2.18 of its Disclosure Schedule, neither the Internal Revenue Service nor any other taxing authority is now asserting or, to its best knowledge, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is it aware of any basis for any such assertion or claim. It and each of its Subsidiaries have complied in all material respects with applicable Internal Revenue Service backup withholding requirements. It and each of its Subsidiaries have complied with all applicable state law tax collection and reporting requirements.

                  (b) Adequate provision for any unpaid federal, state, local or foreign taxes due or to become due from it or any of its Subsidiaries for all periods through and including June 30, 1998 has been made and is reflected in its June 30, 1998 financial statements referred to in Section 2.4 and has been or will be made with respect to periods ending after June 30, 1998.

         2.19 Environmental Matters. To its best knowledge, neither it nor any of its Subsidiaries owns, leases, or otherwise controls any property affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos which requires removal or encapsulation. Neither it nor any of its Subsidiaries is aware of, nor has it or any of its Subsidiaries received written notice from any governmental or regulatory body of, any past, present or future conditions, activities, practices or incidents which may interfere with or prevent compliance or continued compliance with hazardous substance or other environmental laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to its knowledge, threatened against it or any of its Subsidiaries relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

         2.20 Loan Portfolio; Portfolio Management. (a) All evidences of indebtedness reflected as assets in its financial statements at December 31, 1997 referred to in Section 2.4 hereof, or originated or acquired since such date, are (except with respect to those assets which are no longer assets of it or any of its Subsidiaries) binding obligations of the respective obligers named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except as to the availability of equitable remedies, including specific performance, which are subject to the discretion of the court before which a proceeding is brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses or offsets which have been threatened or asserted against it or any Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by it or any of its Subsidiaries were at the time entered into and at all times owned by it or its Subsidiaries in compliance in all material respects with all applicable laws and regulations (including, without limitation, all consumer protection laws and regulations). It and its Subsidiaries (as applicable) administer their loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of it and any of its Subsidiaries (as applicable) regarding all loans outstanding on its books are accurate in all material respects.

                  (b) Section 2.20 of its Disclosure Schedule sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of it and its Subsidiaries that have been adversely designated, criticized or classified by it as of August 31, 1998, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any governmental or regulatory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of its Subsidiaries before the date hereof.

         2.21 Real Estate Loans and Investments. Except for properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to it which exist and would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of it or any of its Subsidiaries (either individually or in the aggregate with other loans and investments).

         2.22 Derivatives Contracts. Neither it nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in its financial statement as of June 30, 1998 which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.22 of its Disclosure Schedule, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

         2.23 Exceptions to Representations and Warranties. (a) On or before the date hereof, Avondale has delivered to Coal City and Coal City has delivered to Avondale its respective Disclosure Schedule setting forth, among other things, exceptions to any and all of its representations and warranties in Article II, provided that each exception set forth in a Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the Disclosure Schedule corresponding to a Section in Article II and provided further that (i) no such exception is required to be set forth in a Disclosure Schedule if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 2.23(b) and (ii) the mere inclusion of an exception in a Disclosure Schedule shall not be deemed an admission by a party that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.

                  (b) None of the representations or warranties of Avondale or Coal City contained in Article II shall be deemed untrue or incorrect, and no party shall be deemed to have breached its representations or warranties contained herein, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events, would not, or in the case of Section 2.8 is not reasonably likely to, have a material adverse effect or material adverse change on such party.

         As used in this Agreement, the term "material adverse effect" or "material adverse change" means an effect or change which (i) is materially adverse to the financial condition of a party and its respective Subsidiaries taken as a whole, (ii) significantly and adversely affects the ability of Avondale or Coal City to consummate the transactions contemplated hereby or to perform its material obligations hereunder or (iii) enables any person to prevent the consummation of the transactions contemplated hereby, provided however that any effect or change resulting from (A) actions or omissions of Avondale or Coal City contemplated by this Agreement or taken with the prior consent of the other party in contemplation of the transactions provided for herein (including, without limitation, conforming accounting adjustments), or
(B) circumstances affecting the financial institutions industry generally (including changes in laws or regulations, accounting principles or general levels of interest rates) which do not adversely affect a party and its Subsidiaries, taken as a whole, in a manner significantly different than the other party hereto or (C) any adjustments to the value of (x) interest-only strips owned by Avondale or any of its Subsidiaries, or (y) any mortgage-banking operations of Avondale or any of its Subsidiaries, shall be deemed not to be or have a material adverse effect or result in a material adverse change.

                                   ARTICLE III
                                    COVENANTS

         3.1 Investigations; Access and Copies. Between the date of this Agreement and the Company Merger Effective Time, each party agrees to give to the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its Subsidiaries at all reasonable times and to furnish and cause its Subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Article II of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith and such other documents, records, or information with respect to the businesses and properties of it and its Subsidiaries as the other party or its respective agents or representative shall from time to time reasonably request; provided however, that any such inspection (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. One representative of each party shall be permitted to attend all meetings of the board of directors of the other party (except for any portion of such meetings which relates to the transactions contemplated by this

Agreement or such other matters deemed confidential). Each party will also give prompt written notice to the other party of any event or development which, (x) had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading or (z) materially relates to the satisfaction of the conditions set forth in Article IV of this Agreement. Notwithstanding anything to the contrary herein, neither party hereto nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or, in the event of any litigation or threatened litigation between the parties over the terms of this Agreement, where access to information may be adverse to the interests of such party. To the extent reasonably practicable, the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         3.2 Conduct of Business. Between the date of this Agreement and the Company Merger Effective Time or the termination of this Agreement, each party agrees, on behalf of itself and each of its respective Subsidiaries, except insofar as the President of Avondale or the President of Coal City shall otherwise consent in writing (which consent shall not be unreasonably withheld):

                  (a)  That  it  and  its  Subsidiaries   shall  (i)  except  as
contemplated in this Agreement conduct their business only in the ordinary course consistent with past practices, (ii) maintain their books and records in accordance with past practices and (iii) use all reasonable efforts to preserve intact their business organizations and assets, to maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would (A) adversely affect the ability of any of them to obtain the Governmental Approvals (as defined in Section 4.1(c) herein) or which would reasonably be expected to hinder or delay receipt of the Governmental Approvals or (B) adversely affect its ability to perform its obligations under this Agreement, the Contribution Agreement, the Bank Merger Agreement (as and if applicable), the Bank Purchase and Assumption Agreement (as and if applicable) or the Stock Option Agreement;

                  (b) That except where the provisions herein are limited to a specific party and/or its Subsidiaries, it and its Subsidiaries shall not: (i) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, except for dividends or distributions by a wholly owned Subsidiary of such party to such party; (ii) reacquire or buy any of its outstanding shares; (iii) issue or sell any shares of capital stock of it or any of its Subsidiaries, except shares of its common stock issued pursuant to the Stock Option Agreement and shares issued pursuant to exercise of stock options previously issued and identified in Section 2.2 of its Disclosure Schedule or as set forth in Section 3.2 of the Avondale Disclosure Schedule;
(iv) effect any stock split, stock dividend, reverse stock split or other reclassification or recapitalization of its common stock; or (v) except with respect to the Stock Option Agreement or as set forth in Section 3.2 of the Avondale Disclosure Schedule, grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of it or any of its Subsidiaries or grant any stock appreciation or other rights with respect to shares of capital stock of it or of any of its Subsidiaries.

                  (c) That except where the provisions herein are limited to a specific party and/or its Subsidiaries, it and its Subsidiaries shall not: (i) sell, dispose of or pledge any significant assets of it or of any of its Subsidiaries other than in the ordinary course of business consistent with past practices or to borrow funds consistent with the provisions hereinafter contained except as contemplated in Schedule 3.2 of the Avondale Disclosure Schedule; (ii) merge or consolidate it or any of its Subsidiaries into another entity or acquire any other entity or except in accordance with its written business plan in effect on the date hereof, acquire any significant assets;
(iii) sell or pledge or agree to sell or pledge or permit any lien to exist on any stock of any of its Subsidiaries owned by it; (iv) change the articles of incorporation or certificate of incorporation, charter, bylaws or other governing instruments of it or any of its Subsidiaries, except, in the case of Avondale, with respect to the authorization of additional shares of Avondale Common Stock, or otherwise as contemplated by this Agreement; (v) engage in any lending activities other than in the ordinary course of business consistent with past practices; (vi) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Subsidiary or make additional investments in subsidiaries in excess of $100,000 except as contemplated in Schedule 3.2 of the Avondale Disclosure Schedule; (vii) except to hedge interest rate risk on certificates of deposits, engage in any off balance sheet interest rate swap arrangement, (viii) engage in any activity not contemplated by its written business plan in effect on the date hereof (ix) purchase any equity securities other than Federal Home Loan Bank stock or incur or assume any indebtedness except in the ordinary and usual course of business;
(x) authorize capital expenditures other than in the ordinary and usual course of business; or (xi) implement or adopt any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles. The limitations contained in this Section 3.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 3.2(c).

                  (d) That except where the provisions herein are limited to a specific party and/or its Subsidiaries it and its Subsidiaries shall not: (i) grant any general increase in compensation or benefits to its employees or officers or pay any bonuses to its employees or officers except in accordance with policies in effect on the date hereof; (ii) enter into, extend, renew, modify, amend or otherwise change any employment or severance agreements with any of its directors, officers or employees; (iii) grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors in such capacity; or (iv) establish or sponsor any new Employee Plan or Benefit Arrangement or effect any change in its Employee Plans or Benefit Arrangements (except, in the case of Avondale, with respect to the reservation of additional shares of Avondale Common Stock under its stock option plans or the adoption of a new stock option plan and unless such change is contemplated by this Agreement or is required by applicable law or, in the opinion of its counsel, is necessary to maintain continued qualification of any tax-qualified plan that provides for retirement benefits).

         3.3 No Solicitation. Each party agrees, on behalf of itself and each of its Subsidiaries, that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it or any of its Subsidiaries, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as such term is defined below). Except as the fiduciary duties of its Board of Directors may otherwise require (as determined in good faith after consultation with legal counsel), each party agrees that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it or any of its Subsidiaries, directly or indirectly, (A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover Proposal; (B) to negotiate any Takeover Proposal with any person or entity; or
(C) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. Each party agrees that it shall promptly give written notice to the other upon becoming aware of any Takeover Proposal, such notice to contain, at a minimum, the identity of the persons submitting the Takeover Proposal, a copy of any written inquiry or other communication, the terms of any Takeover Proposal, any information requested or discussions sought to be initiated and the status of any requests, negotiations or expressions of interest. As used in this Agreement, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement or Section 3.2 of the Avondale Disclosure Schedule, for a merger or other business combination involving either party or any of their respective financial institution
Subsidiaries or for the acquisition of a 10% or greater equity interest in either party or any of their respective Subsidiaries, or for the acquisition of a substantial portion of the assets of either party or any of their respective Subsidiaries.

         3.4 Stockholder Approvals. The parties shall call the meetings of their respective stockholders to be held for the purpose of voting upon this Agreement and related matters, as referred to in Section 1.7 hereof, as soon as practicable. In connection with the Avondale and Coal City Stockholders' Meetings, the respective Boards of Directors shall recommend approval of this Agreement, and any other matters requiring stockholder action relating to the transactions contemplated herein (and such recommendation shall be contained in the Prospectus/Joint Proxy Statement) unless as a result of an unsolicited
Takeover Proposal received by a party after the date hereof, the Board of Directors of such party determines in good faith after consultation with its legal counsel and investment banking firm that to do so would constitute a breach of the fiduciary duties of such Board of Directors to the stockholders of such party. Each of the parties shall use its best efforts to solicit from its stockholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the holders of the outstanding shares of its common stock in favor of this Agreement, except as the fiduciary duties of its Board of Directors may otherwise require.

         3.5 Resale Letter Agreements; Accounting and Tax Treatment. After execution of this Agreement, (i) Coal City shall use its best efforts to cause to be delivered to Avondale from each person who may be deemed to be an "affiliate" of Coal City within the meaning of Rule 145 of the Securities Act, a written letter agreement as of a date prior to the date of the Coal City Stockholders' Meeting in the form as set forth in Exhibit 3.5, regarding restrictions on resale of shares of Avondale Common Stock, to ensure compliance with applicable restrictions imposed under the federal securities laws and prior to the Company Merger Effective Time Coal City shall use its best efforts to secure such written letter agreement from persons who become an affiliate of it subsequent to the date hereof, and (ii) neither party shall take any action which would prevent the Company Merger and the other transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code, provided that nothing hereunder shall limit the ability of either party to exercise its rights under the Stock Option Agreement.

         3.6 Publicity. Between the date of this Agreement and the Company Merger Effective Time, neither party nor any of its Subsidiaries shall, without the prior approval of the other party, issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Merger or the other transactions contemplated hereby, except as required by law. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to the Merger or the other transactions contemplated hereby.

         3.7 Cooperation Generally. Between the date of this Agreement and the Company Merger Effective Time, the parties and their respective Subsidiaries shall in conformance with the provisions of this Agreement use their best efforts, and take all actions necessary or appropriate, to consummate the Company Merger and the other transactions contemplated hereby at the earliest practicable date.

         3.8 Additional Financial Statements and Reports. As soon as reasonably practicable after they become publicly available, each party shall furnish to the other its statements of financial condition, statements of operations or statements of income, statements of cash flows and statements of changes in stockholders' equity at all dates and for all periods before the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the respective parties (subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included with its most recent audited consolidated financial statements), and all of such financial statements will be prepared in conformity with the requirements of Form 10-Q or Form 10-K, as and if applicable, under the Exchange Act. As soon as reasonably practicable after they are filed, each party shall, to the extent permitted under applicable law, furnish to the other its Regulatory Reports.

         3.9 Stock Exchange Listing. Avondale agrees to use all reasonable efforts to cause to be listed on the Nasdaq National Market, subject to official notice of issuance, the shares of Avondale Common Stock to be issued in the Company Merger.

         3.10 Employee Benefits and Agreements.

         (a) Following  the Company  Merger  Effective  Time and the Bank Merger
Effective Time or the Purchase and Assumption Time, whichever is applicable, Avondale as the Surviving Corporation, and Coal City Bank as the resulting financial institution, shall honor in accordance with their terms all Benefit Arrangements and all provisions for vested benefits or other vested amounts earned or accrued through such time period under the Employee Plans.

         (b) The Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of Avondale as the Surviving Corporation or Coal City Bank as the resulting financial institution until such time as the Employee Plans are integrated, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Avondale as the Surviving Corporation shall take such steps as are necessary as soon as practicable following the Company Merger Effective Time to integrate the Employee Plans, with (i) full credit for prior service with Avondale or Coal City or any of the Avondale or Coal City Subsidiaries for purposes of vesting and eligibility for participation (but not benefit accruals under any Employee
Plan), and co-payments and deductibles and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties.

         (c) The Avondale Employee Stock Ownership Plan (the "ESOP") shall be terminated as of the Company Merger Effective Time or as soon thereafter as is practicable. In connection with the termination of the ESOP, Avondale shall promptly apply to the IRS for a favorable determination letter on the ESOP's tax-qualified status upon termination under Code Section 401(a). The parties acknowledge that the existing loan between Avondale and the ESOP (the "ESOP Loan") shall be repaid in full by the ESOP upon such termination or as soon thereafter as is practicable. The parties further acknowledge that the ESOP has unallocated assets with a current fair market value exceeding the outstanding balance (principal and interest) of the ESOP Loan. The parties agree that participants in the ESOP will benefit from these assets as an allocation of earnings to the fullest extent permissible under applicable law upon termination of the ESOP. Avondale may take such actions as it deems necessary or appropriate to effectuate this intent, including, but not limited to, (1) amending the ESOP to provide that all participants' accounts shall be fully vested and nonforfeitable as of the Company Merger Effective Time, (2) amending the ESOP to provide that each participant's account in the ESOP will not be distributed after termination of the participant's employment (regardless of the amount of the account balance) and prior to the liquidation of the ESOP following termination thereof unless the participant requests such distribution or such distribution is otherwise required by applicable law, (3) amending the ESOP to provide that any excess assets contained in the unallocated company stock account after the repayment in full (principal and interest) of the ESOP Loan shall be allocated to participants' accounts as earnings of the trust fund, and
(4) amending the ESOP to delete any requirement that a participant complete any number of hours of service or be employed on any particular day during the plan year to receive an allocation of earnings under the plan. In addition, Avondale may take such other actions, including the making of other amendments to the plan, that it deems necessary or appropriate to preserve the tax-qualified status of the ESOP or the exempt status of the ESOP Loan. Upon the election of any participant, his or her account balance in the ESOP upon plan termination that constitutes an "eligible rollover distribution" (as defined in Section 402(c)(4) of the Code) may be rolled over to any qualified retirement plan of Avondale or of Coal City Bank or to any eligible individual retirement account, as elected by the participant.

         (d) Employment Agreements and Related Matters. At the time of the execution of this Agreement, Robert S. Engelman, Jr. shall enter into a new Employment Agreement in the form of Exhibit 3.10(d), to become effective at the Company Merger Effective Time (at which time his existing Employment Agreement shall be cancelled). As soon as practicable after the time of the execution of this Agreement, Mitchell Feiger shall enter into an Employment Agreement with Coal City and Coal City Bank, to become effective at the Company Merger Effective Time and be assumed by Avondale as the Surviving Corporation at such time, in such form as shall be reasonably acceptable to the Board of Directors of Avondale, which contract shall contain such provisions as are normal for a bank holding company of similar size.

         3.11 Minority Interest in Manufacturers National. Coal City agrees to use its best efforts to cause, prior to the Company Merger Effective Time, all shares of capital stock of Manufacturers National to be owned by Coal City free and clear of all Encumbrances.

         3.12 Preferred Stock. Coal City shall use its best efforts to redeem (or cause the conversion of), prior to the Company Merger Effective Time, all of its issued and outstanding shares of Coal City Class B Preferred Stock.

         3.13 Accountants' Letters. Each party agrees to use its respective best efforts to deliver to the other, and such other party's directors and officers who sign the Registration Statement, a letter of its independent auditors, dated
(i) the date on which the Registration Statement shall become effective and (ii) a date on or shortly prior to the date of Closing, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

                                   ARTICLE IV
                        CONDITIONS OF THE COMPANY MERGER;
                            TERMINATION OF AGREEMENT

         4.1 General Conditions. The obligations of each party to effect the Company Merger shall be subject to the satisfaction (or written waiver by such party, to the extent such condition is waivable) of the following conditions before the Company Merger Effective Time:

                  (a) Stockholder Approval. The holders of the outstanding shares of Avondale and Coal City Common Stock shall have approved or adopted this Agreement as specified in Section 1.7 hereof or as otherwise required by applicable law.

                  (b) No  Proceedings.  No order  shall  have been  entered  and remain in force restraining or prohibiting the Company Merger in any legal, administrative, arbitration, investigatory or other proceedings by any governmental or judicial or other authority.

                  (c)  Governmental   Approvals.   To  the  extent  required  by
applicable law or regulation, all approvals of or filings with any governmental or regulatory authority (collectively, "Governmental

Approvals") shall have been obtained or made, and any waiting periods shall have expired in connection with the consummation of the Company Merger, provided however that none of the preceding shall be deemed obtained or made if it shall be conditioned or restricted in a manner that would have or result in a material adverse effect on Avondale as the Surviving Corporation as the parties hereto shall reasonably and in good faith agree. All other statutory or regulatory requirements for the valid consummation of the Company Merger shall have been satisfied.

                  (d) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC (and no proceedings for that purpose shall have been initiated or threatened by the SEC) and, if the offer and sale of the Surviving Corporation Common Stock in the Company Merger pursuant to this Agreement is subject to the securities laws of any state, shall not be subject to a stop order of any state securities authority.

                  (e) Federal Tax Opinion. Each party shall have received an opinion of its tax counsel, dated as of the Company Merger Effective Time, to the effect that for federal income tax purposes:

                           (i)   The   Company   Merger   will   qualify   as  a
                  "reorganization" under Section 368(a) of the Internal Revenue Code.

                           (ii) No gain or loss will be  recognized  by Avondale
                  or Coal City by reason of the Company Merger.

                           (iii) No gain or loss will be recognized by any stockholder of Coal City upon the exchange of Coal City Common Stock solely for Avondale Common Stock in the Company Merger.

                           (iv) The basis of the Avondale  Common Stock received
                  by each stockholder of Coal City who exchanges Coal City Common Stock for Avondale Common Stock in the Company Merger will be the same as the basis of the Coal City Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Surviving Corporation Common Stock).

                           (v) The holding  period of the Avondale  Common Stock
                  received by a stockholder of Coal City in the Company Merger will include the holding period of the Coal City Common Stock surrendered in exchange therefore, provided that such shares of Coal City Common Stock were held as a capital asset by such stockholders at the Company Merger Effective Time.

                           (vi) Cash received by a Coal City shareholder in lieu
                  of a fractional share interest of Avondale Common Stock as part of the Company Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Avondale Common Stock which such stockholder would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the Coal City stock was a capital asset in such stockholder's hands at the Company Merger Effective Time).

                  (f) Third Party Consents. All consents or approvals of all persons (other than the Governmental Approvals referenced in Section 4.1(c) herein) required for the execution, delivery and performance of this Agreement and the consummation of the Company Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a material adverse effect on Avondale as the Surviving Corporation as the parties hereto shall reasonably and in good faith agree.

                  (g) Listing. The shares of Avondale Common Stock to be issued in the Company Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

         4.2 Conditions to Obligations of Avondale. The obligations of Avondale to effect the Company Merger and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver by Avondale of the following additional conditions before the Company Merger Effective Time:

                  (a) No Material Adverse Effect. Between the date of this Agreement and the Closing, Coal City shall not have been effected by any event or change which has had or caused a material adverse effect or material adverse change on it.

                  (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. (i) The representations and warranties of Coal City shall be true and correct (subject to Section 2.23 hereof) as of the date hereof and at the Company Merger Effective Time with the same effect as though made at the Company Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect, on Coal City; (ii) Coal City and its Subsidiaries shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under this Agreement on its part to be satisfied at or before the Company Merger Effective Time; and (iii) Coal City shall have delivered to Avondale a certificate, dated the Company Merger Effective Time and signed by its chief executive officer and chief financial officer, certifying as to the satisfaction of clauses (i) and (ii) hereof.

                  (c) No Litigation. Neither Coal City nor any Coal City Subsidiary shall be subject to any pending litigation which, if determined adversely to Coal City or any Coal City Subsidiary, would have a material adverse effect on Coal City.

                  (d) Affiliate Letters. Avondale shall have received from Coal City the letter agreements from all affiliates of Coal City as contemplated in
Section 3.5 herein.

                  (e) Manufacturers National. All of the issued and outstanding shares of capital stock of Manufacturers National shall be owned by Coal City free and clear of all Encumbrances (subject to any lien of LaSalle National
Bank).

                  (f) Coal City Preferred Stock. No shares of Coal City Preferred Stock shall be issued or outstanding.

                  (g) Audited Financials. Coal City shall have delivered to Avondale audited consolidated financial statements at and for the year ended December 31, 1998, including an unqualified opinion of Coal City's independent auditors related thereto.

                  (h) Feiger Employment Agreement. Mitchell Feiger shall have entered into an Employment Agreement with Coal City and Coal City Bank in such form as shall be reasonably acceptable to the Board of Directors of Avondale, which contract shall contain such provisions as are normal for a bank holding company of similar size.

                  (i) Accountants' Letters. Coal City shall have delivered to Avondale, and the Avondale directors and officers who sign the Registration Statement, a letter of its independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date on or shortly prior to the date of Closing, and addressed to Avondale, and such directors and officers, in form and substance reasonably satisfactory to Avondale and customary for "comfort" letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

         4.3 Conditions to Obligations of Coal City. The obligations of Coal City to effect the Company Merger and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver by Coal City of the following additional conditions before the Company Merger Effective Time:

                  (a) No Material Adverse Effect. Between the date of this Agreement and Closing, Avondale shall not have been effected by any event or change which has had or caused a material adverse effect or material adverse change on Avondale.

                  (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. (i) The representations and warranties of Avondale shall be true and correct (subject to Section 2.23 hereof) as of the date hereof and at the Company Merger Effective Time with the same effect as though made at the Company Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on Avondale; (ii) Avondale and its Subsidiaries shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under this Agreement on its part to be satisfied at or before the Company Merger Effective Time; and (iii) Avondale shall have delivered to Coal City a certificate, dated the Company Merger Effective Time and signed by its chief executive officer and chief financial officer, certifying as to the satisfaction of clauses (i) and
(ii) hereof.

                  (c) No Litigation. Neither Avondale nor any Avondale Subsidiary shall be subject to any pending litigation which, if determined adversely to Avondale or any Avondale Subsidiary, would have a material adverse effect on Avondale.

                  (d) Audited Financials. Avondale shall have delivered to Coal City audited consolidated financial statements at and for the year ended December 31, 1998, including an unqualified opinion of Avondale's independent auditors related thereto.

                  (e) Transferor's Interests. The aggregate present value of the Transferor's (as defined in the related Pooling and Servicing Agreements) interests owned by Avondale or any of its Subsidiaries in Avondale Home Equity Loan Trusts 1996-1, 1997-1, 1997-2 and 1998- 1 (each, a "Heloc Trust") as set forth in each respective offering circular (the "Securitization Value"), as calculated below as of the most recent month-end cut-off date at least 20 days prior to the Closing (the "Calculation Date"), shall not be less than the sum of
(i) $14,935,729, plus (ii) the accounting gain on sale, in the aggregate, recognized on the transfer of additional loans into Heloc Trust 1998-1 after June 30, 1998. The Securitization Value shall be calculated from the Heloc Trust information set forth in the Investor Reports as of the Calculation Date utilizing (a) a discount rate of 15%, (b) for each Heloc Trust, the average prepayment rate, computed as a "CPR," for such Heloc Trust during the three month period ending on the Calculation Date, and (c) for each Heloc Trust, the average charge-off rate, computed as a "CPR," for such Heloc Trust during the three month period ending on the Calculation Date.

                  (f) Accountants' Letters. Avondale shall have delivered to Coal City a letter of its independent auditors dated (i) the date on which the Registration Statement shall become effective and (ii) a date on or shortly prior to the date of Closing, and addressed to Coal City, in form and substance reasonably satisfactory to Coal

City and customary for "comfort" letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

         4.4 Termination of Agreement and Abandonment of Merger. This Agreement may be terminated at any time before the Company Merger Effective Time, whether before or after approval thereof by the stockholders of Avondale or Coal City, as provided below:

                  (a)  Mutual  Consent.   By  mutual  consent  of  the  parties,
evidenced by their written agreement.

                  (b) Closing Delay. At the election of either party, evidenced by written notice, if (i) the Closing shall not have occurred on or before June 30, 1999, or such later date as shall have been agreed to in writing by the parties, provided however that the right to terminate under this Section 4.4(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date; (ii) any approval or authorization of any governmental entity, the lack of which would result in the failure to satisfy the closing condition set forth in Section 4.1(c) hereof, shall have been denied by such governmental entity, or such governmental entity shall have requested the withdrawal of any application therefor or indicated an intention to deny, or impose a condition of a type referred to in the proviso to Section 4.1(c) with respect to, such approval or authorization, or (iii) the approval of the stockholders of Avondale or Coal City referred to in Section 4.1(a) shall not have been obtained, provided that the electing party is not then in breach of its obligations under Section 3.4 hereof.

                  (c) Conditions to Avondale Performance Not Met. By Avondale upon delivery of written notice of termination to Coal City if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Avondale to effect the Company Merger set forth in Sections 4.1 and 4.2 and noncompliance is not waived in writing by Avondale.

                  (d) Conditions to Coal City Performance Not Met. By Coal City upon delivery of written notice of termination to Avondale if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Coal City to effect the Company Merger set forth in Sections 4.1 and 4.3 and noncompliance is not waived in writing by Coal City.

                  (e) Breach. By either Avondale or Coal City if there has been a material breach of the other party's representations and warranties (as contemplated in this Agreement), covenants or agreements set forth in this Agreement of which written notice has been given to such breaching party and which has not been fully cured or cannot be fully cured within the earlier of
(i) 30 days of receipt of such notice or (ii) five days prior to the Closing and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party.

                  (f) Avondale Election. By Avondale if (i) the Board of Directors of Coal City shall not have publicly recommended in the Prospectus/Joint Proxy Statement that its stockholders approve and adopt this Agreement or shall have withdrawn, modified or changed in a manner adverse to Avondale its approval or recommendation of this Agreement, (ii) the Board of Directors of Coal City shall have authorized Coal City to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Takeover Proposal or (iii) the Board of Directors of Avondale shall have failed to recommend to its stockholders the adoption of this Agreement or shall have withdrawn, modified or changed such recommendation pursuant to the exercise of its fiduciary obligations under Section 3.4 hereof.

                  (g) Coal City Election. By Coal City if (i) the Board of Directors of Avondale shall not have publicly recommended in the Prospectus/Joint Proxy Statement that its stockholders approve and adopt this Agreement or withdrawn, modified or changed in a manner adverse to Coal City its approval or recommendation of this Agreement, (ii) the Board of Directors of Avondale shall have authorized Avondale to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Takeover Proposal or (iii) the Board of Directors of Coal City shall have failed to recommend to its stockholders the adoption of this Agreement or shall have withdrawn, modified or changed such recommendation pursuant to the exercise of its fiduciary obligations under Section 3.4 hereof.

                                    ARTICLE V
                 TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

         5.1 Termination; Lack of Survival of Representations and Warranties. In the event of the termination and abandonment of this Agreement pursuant to
Section 4.4 hereof, this Agreement shall become void and have no effect,  except
(i) the provisions of Sections 2.7 (No Broker's or Finder's Fees), 3.7 (Publicity), 5.2 (Payment of Expenses), 7.2 (Confidentiality) and 7.12 (No Employment Solicitation) hereof shall survive any such termination and abandonment, and (ii) a termination pursuant to Section 4.4(e) of this Agreement shall not relieve the breaching party from liability for any uncured intentional and willful breach of a representation, warranty, covenant or agreement giving rise to such termination. Moreover, the aggrieved party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the breaching party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other parties relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

         The representations, warranties and agreements set forth in this Agreement shall not survive the Company Merger Effective Time and shall be terminated and extinguished at the Company Merger Effective Time, and from and after the Company Merger Effective Time no party shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreements, provided however that the foregoing clause (i) shall not apply to agreements of the parties which by their terms are intended to be performed after the Company Merger Effective Time by the Surviving Corporation or otherwise and (ii) shall not relieve any party or person for liability for fraud, deception or intentional misrepresentation.

         5.2 Payment of Expenses. Each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, except that the costs of printing and mailing the Prospectus/Joint Proxy Statement shall be shared equally by the parties.

                                   ARTICLE VI
                         CERTAIN POST-MERGER AGREEMENTS

         6.1 Indemnification. (a) From and after the Company Merger Effective Time, Avondale as the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Company Merger Effective Time, an officer or director of either Avondale or Coal City or any of their respective Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Avondale as the Surviving Corporation, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of either Avondale or Coal City or any of their respective Subsidiaries if such Claim pertains to any matter or fact arising, existing at or occurring before the Company Merger Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or at or after, the Company Merger Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Company Merger Effective Time and under Avondale's or Coal City's governing corporation documents (as the case may be), and Avondale as the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Company Merger Effective Time upon receipt of any undertaking required by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.1(a), upon learning of any Claim, shall notify Avondale as the Surviving Corporation (but the failure so to notify Avondale as the Surviving Corporation shall not relieve it from any liability which it may have under this Section 6.1(a) except to the extent such failure materially prejudices Avondale as the Surviving Corporation) and shall deliver to Avondale as the Surviving Corporation the undertaking, if any, required by applicable law. Avondale as the Surviving Corporation shall insure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in Avondale's or Coal City's governing corporation documents (as the case may be), as in effect as of the date hereof, or allowed under applicable state or federal law as in effect as of the date hereof or as amended applicable to a time before the Company Merger Effective Time, with respect to claims or liabilities arising from facts or events existing or occurring before the Company Merger Effective Time (including, without limitation, the transactions contemplated hereby), shall survive the Company Merger.

                  (b) For a period of six years from and after the Company Merger Effective Time, Avondale as the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Coal City and the Coal City Subsidiaries (provided that they may substitute therefor policies from financially capable insurers of at least the same coverage and amounts and containing terms and conditions that are carried by Avondale and its Subsidiaries in the ordinary course of business) with respect to claims arising from facts or events which occurred before the Company Merger Effective Time. Following consummation of the Company Merger, the directors and officers of Avondale as the Surviving Corporation shall be covered by the directors' and officers' liability insurance maintained by the Surviving Corporation.

                  (c) The obligations of Avondale as the Surviving Corporation provided under paragraphs (a) and (b) of this Section 6.1 are intended to be enforceable against the Surviving Corporation directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Avondale as the Surviving Corporation.

         6.2 Directors and Officers of the Surviving Corporation and Coal City Bank

                  (a) Directors of the Surviving Corporation. The following provisions, which are reflected in Exhibit 1.4(c), shall, to the greatest extent practicable, apply with respect to the Board of Directors of Avondale as the Surviving Corporation:

                           (i) At the Company Merger Effective Time, but subject to the following sentence, the Board of Directors of Avondale as the Surviving Corporation shall consist of between 16 and 18 directors who shall consist of (A) eight persons serving as directors of Avondale (each, an "Avondale-Related Director") and (B) between eight and ten persons serving as directors of Coal City(each, a "Coal City-Related Director"), in each case serving in such capacity immediately prior to the Company Merger Effective Time. Each of Avondale and Coal City shall use its best efforts to ensure that they have eight directors and from eight to ten directors, respectively, immediately prior to the Company Merger Effective Time consisting of those persons named by them in regulatory applications for approval of the Merger and in the Prospectus/Joint Proxy Statement. If at any time during the three year period following the Company Merger Effective Time any person who becomes a director of Avondale as the Surviving Corporation at the Company Merger Effective Time shall for any reason cease to serve as a director or shall not stand for reelection as a director, it is the intention of Avondale and Coal City and their respective Boards of Directors that he or she will be replaced, if an Avondale- Related Director, by the Avondale-Related Directors, and if a Coal City-Related Director, by the Coal City-Related Directors. It is also the intention of Avondale and Coal City and their respective Boards of Directors that during such three-year period, the Coal City-Related Directors shall have the right to appoint up to that number of persons equal to the remainder of ten minus the number of Coal City-Related Directors at the Company Merger Effective Time. The Avondale- Related Directors hereby commit to vote in favor of any such nominees of the Coal City-Related Directors for any such additional new directorships, and shall so vote, except to the extent that any such vote shall be in violation of their fiduciary duties under the DGCL.

                           (ii) The Board of Directors of Avondale as the Surviving Corporation shall have an Executive Committee and such other committees as the Board shall establish in accordance with Section 141 of the DGCL, its Certificate of Incorporation and these Bylaws. The Executive Committee shall consist of six members: Robert S. Engelman, Jr., who shall be Chairman of the Executive Committee, Mitchell Feiger, two members selected by the Avondale-Related Directors and two members selected by the Coal City-Related Directors. The Chairman of the Board, the President and the Chief Executive Officer of Avondale as the Surviving Corporation may each call meetings of the Board of Directors and the Executive Committee. Prior to the Company Merger Effective Time, Avondale and Coal City shall reasonably agree as to the initial members of each other committee of the Board of Directors of Avondale as the Surviving Corporation. Each of such committees shall have an even number of members, and at the Company Merger Effective Time and for three years thereafter, one-half of the members of each such other committee shall consist of Avondale-Related Directors and the other half shall consist of Coal City-Related Directors, unless a majority of the Avondale-Related Directors and a majority of the Coal City-Related Directors shall otherwise agree.

                  (b) Chairman and Certain Officers of the Surviving Corporation and Coal City Bank.

                           During the three year  period  following  the Company
Merger Effective Time, as reflected with respect to Avondale as the Surviving Corporation in Exhibit 1.4(c):

                           (i) Robert S. Engelman, Jr. shall be the Chairman of the Board of Avondale as the Surviving Corporation.

                           (ii) Mitchell Feiger shall be the President and Chief Executive Officer of Avondale as the Surviving Corporation and Chairman of the Board of Coal City Bank as the resulting financial institution.

                           (iii) Burton Field shall be the  President  and Chief
         Executive Officer of Coal City Bank as the resulting financial institution.

                           (iv) Howard Jaffe shall be the Chief Financial Officer of Avondale as the Surviving Corporation and the Chief Financial Officer of Coal City Bank as the resulting financial institution.

                           (v) Thomas Panos shall be the Senior Loan Officer of Coal City Bank as the resulting financial institution.

                  (c) Amendment. It is the intention of Avondale and Coal City and their respective Boards of Directors that during the above-referenced three-year period, that the provisions of the Bylaws reflected in Exhibit 1.4(c) be amended only upon the affirmative vote of a majority of both the Avondale-Related Directors and the Coal City-Related Directors.

                  (d) Directors of Coal City Bank. At the Bank Merger Effective Time or Purchase and Assumption Time, the Board of Directors of Coal City Bank shall consist of the persons serving as directors of Coal City Bank immediately prior to the Bank Merger Effective Time or Purchase and Assumption Time and the persons serving as directors of Avondale Bank immediately prior to the Company Merger Effective Time who shall have advised the Chief

Executive Officer of Avondale at least 15 days prior to any required regulatory filing that they desire to serve on the Board of Directors of Coal City Bank.

                  (e) Survival of Section 6.2. The provisions of Section 6.2(a) and (b) shall survive the Company Merger Effective Time and remain in effect until the third anniversary of the Company Merger Effective Time, terminating thereafter.

                                   ARTICLE VII
                                     GENERAL

         7.1 Amendments. Subject to applicable law, this Agreement may be amended, whether before or after any stockholder approval hereof, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that after the approval of this Agreement by the stockholders of either party hereto, no such amendment may change the amount or form of the consideration to be delivered hereunder pursuant to Section 1.3 herein without their approval.

         7.2 Confidentiality. All information disclosed by any party to any other party, whether prior or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to Section 3.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated, all in accordance with the terms of the confidentiality agreement between the parties dated May 29, 1998 (the "Confidentiality Agreement"). In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other party all documents (and reproductions thereof) received from such other party (and, in the case of reproductions, all such reproductions) that include information subject to the confidentiality requirement set forth above.

         7.3 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Illinois without taking into account any provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

         7.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, as follows:

         If to Avondale, to

                                    Avondale Financial Corp.
                                    20 N. Clark Street
                                    Chicago, Illinois 60602

                                    Attention: Robert S. Engelman, Jr.

with a copy to:

                                    Silver, Freedman & Taff, L.L.P.
                                    1100 New York Avenue, N.W.
                                    Suite 700
                                    Washington, D.C.  20005
                                    Attention: Barry P. Taff, P.C.
                                               Christopher R. Kelly, P.C.

         If to Coal City, to

                                    Coal City Corporation
                                    1200 North Ashland Avenue
                                    Chicago, Illinois 60622-2298
                                    Attention: Mitchell Feiger

with a copy to:

                                    Schwartz, Cooper, Greenberger & Krauss
                                    180 North LaSalle Street
                                    Suite 2700
                                    Chicago, Illinois 60601
                                    Attention: Robert Dunn Glick

or such other address as shall be furnished in writing by either party to the other, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received by the addressee.

         7.5 No Assignment. This Agreement may not be assigned by any party hereto, by operation of law or otherwise, except as contemplated hereby.

         7.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         7.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

         7.8 Construction and Interpretation. Except as the context otherwise requires, all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

         7.9 Entire Agreement. This Agreement, together with the schedules, lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 7.1, constitutes the entire agreement of the parties and supersedes any prior written or oral agreement or understanding among any parties pertaining to the Merger, except that the Confidentiality Agreement shall remain in full force and effect as contemplated in Section 7.2 herein and except with respect to the applicable Stock Option Agreement.

         7.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

         7.11 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person (other than the parties hereto and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except for those provisions which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons, including without limitation, as provided in Sections 1.8, 6.1 and 6.2.

         7.12 No Employment Solicitation. If this Agreement is terminated, the parties hereto agree that, for a period of two years subsequent to such termination (i) none of the parties shall, without first obtaining the prior written consent of the other, directly or indirectly, actively solicit the employment of any current director, officer or employee of the other party and
(ii) none of the parties will actively solicit business relationships with clients of the other party solely as a result of review of the information contemplated in Section 7.2 herein.

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by its duly authorized officers as of the date set forth above.

AVONDALE FINANCIAL CORP.                             COAL CITY CORPORATION

By: /s/ Robert S. Engelman, Jr.                     By: /s/ Mitchell Feiger
    ----------------------------                       --------------------
        Robert S. Engelman, Jr.                           Mitchell Feiger
        President and Chief                               President
        Executive Officer

                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT, dated as of October 12, 1998, between Avondale Financial Corp., a Delaware corporation ("Grantee"), and Coal City Corporation, an Illinois corporation ("Issuer").

                              W I T N E S S E T H:

      WHEREAS, Grantee, and Issuer have entered into an Agreement and Plan of Merger on even date herewith (the "Merger Agreement");

      WHEREAS, as an inducement to the willingness of Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

      WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

      1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 9742 fully paid and nonassessable shares of the common stock, par value $10.00 per share, of Issuer ("Common Stock") at a price per share of $675.00; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such price per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

      (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

      2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event

(as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination
Event: (i) the Company Merger Effective Time; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 4.4(e) of the Merger Agreement (but only if the breach giving rise to the termination was willful) (a "Listed Termination");
(iii) the passage of 15 months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination or (iv) the date on which the shareholders of the Grantee shall have voted and failed to approve the Company Merger (unless (A) Issuer shall then be in material breach of its covenants or agreements contained in the Merger Agreement or (B) on or prior to such date, the stockholders of Issuer shall have also voted and failed to approve and adopt the Merger Agreement). The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 4.4(e) thereof as a result of a material breach and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (x) by Issuer pursuant to Section 4.4(e) thereof as a result of the material breach by Grantee, or (y) by Issuer or Grantee pursuant to Section 4.4(b)(ii).

      (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

            (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than the Merger. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 65% of the Common Stock of the Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction  is not entered  into in  violation of the terms of the Merger
      Agreement),  (y) a  purchase,  lease  or other  acquisition  of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the Exchange Act;

            (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

            (iii) The shareholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

            (iv) (x) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement,
      (y) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (z) Issuer shall have provided information to or engaged in negotiations with a third party relating to a possible Acquisition Transaction.

            (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

            (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

            (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

            (viii)Any person other than Grantee or any Grantee Subsidiary other than in connection with a transaction to which Grantee has given its prior written consent shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state thrift or bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

      (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

            (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

      (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

      (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute
certificate(s)   without  such  reference  if  the  shares  have  been  sold  or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

      (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

      3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended or any state or other federal thrift or banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

      4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

      (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

      (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

      6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 12 months (or such later period as provided in Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of all Holders shall constitute at least 25% of the total number of shares to be sold by the Holders and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the 12-month period referred to in the first sentence of this section shall be increased to 24 months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

      7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

      (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

      (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

            (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

            (ii) the  consummation of any Acquisition  Transaction  described in
      Section 2(b)(i) hereof,  except that the percentage  referred to in clause
      (z) shall be 50%.

      8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

      (b) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

            (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

      (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

      (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

      (f) Issuer shall not enter into any  transaction  described in  subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

      9.  (a) At the  request  of the  holder  of  the  Substitute  Option  (the
"Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

      (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute

Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

      10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

      11. Issuer hereby represents and warrants to Grantee as follows:

      (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

      (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

      12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

      13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

      14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $1,800,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $1,800,000 after taking into account the foregoing actions.

      (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $1,800,000; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

      (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

      (d) As used herein, the term 'Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

      15. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the

Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $1,800,000 (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

      (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
15).

      16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

      17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

      18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

      19. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law are applicable).

      20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                    COAL CITY CORPORATION

                                    By  /s/ Mitchell Feiger
                                        ----------------------------------------
                                           Mitchell Feiger
                                           President

                                    AVONDALE FINANCIAL CORP.

                                    By  /s/ Robert S. Engelman, Jr.
                                        ----------------------------------------
                                          Robert S. Engelman, Jr.
                                          President and Chief Executive Officer

                                                                       EXHIBIT B

                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT, dated as of October 12, 1998, between Coal City Corporation, an Illinois corporation ("Grantee"), and Avondale Financial Corp., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

      WHEREAS, Grantee, and Issuer have entered into an Agreement and Plan of Merger on even date herewith (the "Merger Agreement");

      WHEREAS, as an inducement to the willingness of Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

      WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

      1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 577,610 fully paid and nonassessable shares of the common stock, par value $.01 per share, of Issuer ("Common Stock") at a price per share of $7.40; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such price per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

      (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

      2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event

(as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination
Event: (i) the Company Merger Effective Time; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 4.4(e) of the Merger Agreement (but only if the breach giving rise to the termination was willful) (a "Listed Termination");
(iii) the passage of 15 months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination or (iv) the date on which the shareholders of the Grantee shall have voted and failed to approve the Company Merger (unless (A) Issuer shall then be in material breach of its covenants or agreements contained in the Merger Agreement or (B) on or prior to such date, the stockholders of Issuer shall have also voted and failed to approve and adopt the Merger Agreement). The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 4.4(e) thereof as a result of a material breach and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (x) by Issuer pursuant to Section 4.4(e) thereof as a result of the material breach by Grantee, or (y) by Issuer or Grantee pursuant to Section 4.4(b)(ii).

      (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

            (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than the Merger. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 65% of the Common Stock of the Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction  is not entered  into in  violation of the terms of the Merger
      Agreement),  (y) a  purchase,  lease  or other  acquisition  of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the Exchange Act;

            (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

            (iii) The shareholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

            (iv) (x) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement,
      (y) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (z) Issuer shall have provided information to or engaged in negotiations with a third party relating to a possible Acquisition Transaction.

            (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

            (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

            (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

            (viii) Any person other than Grantee or any Grantee Subsidiary other than in connection with a transaction to which Grantee has given its prior written consent shall have filed an application or notice with the Office of Thrift Supervision (the "OTS") or other federal or state thrift or bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

      (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

            (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the OTS or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

      (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

      (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute
certificate(s)   without  such  reference  if  the  shares  have  been  sold  or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

      (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

      3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Savings and Loan Holding Company Act or any state or other federal thrift or banking law, prior approval of or notice to the OTS or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the OTS or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

      4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

      (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

      (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

      6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 12 months (or such later period as provided in Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of all Holders shall constitute at least 25% of the total number of shares to be sold by the Holders and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the 12-month period referred to in the first sentence of this section shall be increased to 24 months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

      7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

      (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

      (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

            (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

            (ii) the  consummation of any Acquisition  Transaction  described in
      Section 2(b)(i) hereof,  except that the percentage  referred to in clause
      (z) shall be 50%.

      8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

      (b) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

            (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

      (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

      (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

      (f) Issuer shall not enter into any  transaction  described in  subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

      9.  (a) At the  request  of the  holder  of  the  Substitute  Option  (the
"Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

      (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute

Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

      10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

      11. Issuer hereby represents and warrants to Grantee as follows:

      (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

      (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

      12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the OTS has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the OTS.

      13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

      14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $1,800,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $1,800,000 after taking into account the foregoing actions.

      (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $1,800,000; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

      (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

      (d) As used herein, the term 'Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

      15. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $1,800,000 (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

      (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
15).

      16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

      17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

      18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

      19. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law are applicable).

      20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                     COAL CITY CORPORATION

                                     By  /s/ Mitchell Feiger
                                         ---------------------------------------
                                            Mitchell Feiger
                                            President

                                     AVONDALE FINANCIAL CORP.

                                     By  /s/ Robert S. Engelman, Jr.
                                         ---------------------------------------
                                           Robert S. Engelman, Jr.
                                           President and Chief Executive Officer

                                                                       EXHIBIT C

                                October 12, 1998

Coal City Corporation
1200 North Ashland Avenue
Chicago, Illinois 60622-2298

Dear Sirs:

                  The undersigned understands that Avondale Financial Corp. ("Avondale") and Coal City Corporation ("Coal City") are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, a merger between Avondale and Coal City (the "Merger"), in which all of the outstanding shares of capital stock of Coal City will be exchanged for shares of common stock, par value $.01 per share, of Avondale ( subject to the issuance of cash in lieu of fractional shares).

                  The undersigned is a stockholder of Avondale and is entering into this agreement to induce Coal City to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

                  The undersigned confirms its agreement with Coal City as follows:

                  1.  The  undersigned  represents,  warrants  and  agrees  that
Schedule I annexed hereto sets forth shares of the capital stock of Avondale of which the undersigned is the record or beneficial owner (the "Shares") and that the undersigned is on the date hereof the lawful owner of the Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I. Except as set forth in the Schedule, the undersigned does not own or hold any rights to acquire any additional shares of the capital stock of Avondale (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.

                  2. The undersigned agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereunto or any voting rights with respect thereto until after the Avondale Stockholders' Meeting (as defined in the Merger Agreement), other than (i) pursuant to the Merger or (ii) with Coal City's prior written consent.

                  3. The undersigned agrees that all of the shares of capital stock of Avondale

Coal City Corporation
October 12, 1998
Page 2

beneficially owned by the undersigned, or over which the undersigned has voting power or control, directly or indirectly, at the record date for any meeting of stockholders of Avondale called to consider and vote to adopt the Merger Agreement and/or the transactions contemplated thereby will be voted by the undersigned in favor thereof.

                  4. The undersigned agrees to, and will cause any company, trust or other entity controlled by the undersigned to, cooperate fully with Coal City in connection with the Merger Agreement and the transactions contemplated thereby. The undersigned agrees that the undersigned will not, and will not permit any such company, trust or other entity to directly, or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to a Takeover Proposal (as defined in the Merger Agreement), or provide any such person with information or assistance or negotiate with any such person with respect to a Takeover Proposal or agree to or otherwise assist in the effectuation of any Takeover Proposal except as permitted by the Merger Agreement. Nothing herein is intended to preclude the undersigned in his or her capacity as a director of Avondale to exercise his or her fiduciary duties related to a Takeover Proposal (as defined in the Merger Agreement).

                  5.  The undersigned  represents and warrants to Coal City that
(i) the undersigned has all necessary power and authority to enter into this agreement and (ii) this agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

                  6. The undersigned agrees that damages are an inadequate remedy for the breach by the undersigned of any term or condition of this agreement and that Coal City shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the agreements provided herein.

                  7. This letter agreement may be terminated at the option of any party at any time after the earlier of (i) termination of the Merger Agreement and (ii) the day following the Closing (as defined in the Merger Agreement).

                  8. This agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the undersigned and Coal City.

                  9. This agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement.

Coal City Corporation
October 12, 1998
Page 3

                  10. The parties agree that if any provision of this agreement shall under any circumstances be deemed invalid or inoperative, this agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

                  11. This agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  12. The validity, construction, enforcement and effect of this agreement shall be governed by the internal laws of the State of Illinois.

                  13. This agreement shall be binding upon and inure to the benefit of Coal City and its successors, and the undersigned, the undersigned's respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This agreement shall survive the death or incapacity of the undersigned.

                  14. Nothing in this Agreement shall be construed to give Coal City any rights to exercise or direct the exercise of voting power as owner of the shares, either beneficially or otherwise, for any purpose.

Coal City Corporation
October 12, 1998
Page 4

         Please confirm that the foregoing correctly states the understanding between the undersigned and Coal City by signing and returning to Coal City a counterpart hereof.

                                                    Very truly yours,



                                                    --------------------------
                                                    Signature



                                                    --------------------------
                                                    Name

Accepted as of the ___ day
of October, 1998

Coal City Corporation


By:_______________________
   Mitchell Feiger
   President

                                   Schedule I


Number of shares of Avondale  common
stock beneficially owned..................................               ______

                                                                       EXHIBIT D

                                October 12, 1998



Avondale Financial Corp.
20 N. Clark Street
Chicago, Illinois 60602

Dear Sirs:

                  The undersigned understands that Avondale Financial Corp. ("Avondale") and Coal City Corporation ("Coal City") are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, a merger between Avondale and Coal City (the "Merger"), in which all of the outstanding shares of capital stock of Coal City will be exchanged for shares of common stock, par value $.01 per share, of Avondale ( subject to the issuance of cash in lieu of fractional shares).

                  The undersigned is a stockholder of Coal City and is entering into this agreement to induce Avondale to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

                  The undersigned confirms its agreement with Avondale as follows:

                  1.  The  undersigned  represents,  warrants  and  agrees  that
Schedule I annexed hereto sets forth shares of the capital stock of Coal City of which the undersigned is the record or beneficial owner (the "Shares") and that the undersigned is on the date hereof the lawful owner of the Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I. Except as set forth in the Schedule, the undersigned does not own or hold any rights to acquire any additional shares of the capital stock of Coal City (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.

                  2. The undersigned agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereunto or any voting rights with respect thereto until after the Coal City Stockholders' Meeting (as defined in the Merger Agreement), other than (i) as contemplated by the Merger Agreement, (ii) pursuant to the Merger or (iii) with Avondale 's prior written consent.

                  3. The undersigned agrees that all of the shares of capital stock of Coal City

Avondale Financial Corp
October 12, 1998
Page 2

beneficially owned by the undersigned, or over which the undersigned has voting power or control, directly or indirectly, at the record date for any meeting of stockholders of Coal City called to consider and vote to adopt the Merger Agreement and/or the transactions contemplated thereby will be voted by the undersigned in favor thereof.

                  4. The undersigned agrees to, and will cause any company, trust or other entity controlled by the undersigned to, cooperate fully with Avondale in connection with the Merger Agreement and the transactions contemplated thereby. The undersigned agrees that the undersigned will not, and will not permit any such company, trust or other entity to directly, or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to a Takeover Proposal (as defined in the Merger Agreement), or provide any such person with information or assistance or negotiate with any such person with respect to a Takeover Proposal or agree to or otherwise assist in the effectuation of any Takeover Proposal except as permitted by the Merger Agreement. Nothing herein is intended to preclude the undersigned in his or her capacity as a director of Coal City to exercise his or her fiduciary duties related to a Takeover Proposal (as defined in the Merger Agreement).

                  5. The  undersigned  represents  and warrants to Avondale that
(i) the undersigned has all necessary power and authority to enter into this agreement and (ii) this agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

                  6. The undersigned agrees that damages are an inadequate remedy for the breach by the undersigned of any term or condition of this agreement and that Avondale shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the agreements provided herein.

                  7. This letter agreement may be terminated at the option of any party at any time after the earlier of (i) termination of the Merger Agreement and (ii) the day following the Closing (as defined in the Merger Agreement).

                  8. This agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the undersigned and Avondale .

                  9. This agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement.

Avondale Financial Corp
October 12, 1998
Page 3

                  10. The parties agree that if any provision of this agreement shall under any circumstances be deemed invalid or inoperative, this agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

                  11. This agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  12. The validity, construction, enforcement and effect of this agreement shall be governed by the internal laws of the State of Illinois.

                  13. This agreement shall be binding upon and inure to the benefit of Avondale and its successors, and the undersigned, the undersigned's respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This agreement shall survive the death or incapacity of the undersigned.

                  14. Nothing in this Agreement shall be construed to give Avondale any rights to exercise or direct the exercise of voting power as owner of the shares, either beneficially or otherwise, for any purpose.

Avondale Financial Corp
October 12, 1998
Page 4

         Please confirm that the foregoing correctly states the understanding between the undersigned and Avondale by signing and returning to Avondale a counterpart hereof.

                                                   Very truly yours,



                                                   --------------------------
                                                   Signature



                                                   --------------------------
                                                   Name

Accepted as of the ___ day
of October, 1998

Avondale Financial Corp.



By:
   -----------------------
   Robert S. Engelman, Jr.
   President and Chief Executive Officer

                                   Schedule I


Number of shares of Coal City common stock
beneficially owned........................................               ______

Number of shares of Coal City preferred
stock beneficially owned..................................               ______

                                                              EXHIBIT 1.4(c)(A)

                                    AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            AVONDALE FINANCIAL CORP.

              Adopted by the Board of Directors on October 12, 1998

         RESOLVED, that Article SIXTH, Section B. of the Certificate of Incorporation of the Corporation be (subject to the requisite approval of the stockholders of the Corporation) amended in its entirety as of the Company Merger Effective Time as follows:

         B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled, except as otherwise provided in the By-laws of the Corporation, only by a majority vote of the directors then in office, though less than a quorum, and directors chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                                               EXHIBIT 1.4(C)(B)

                            AMENDMENT TO THE BY-LAWS

                                       OF

                            AVONDALE FINANCIAL CORP.

              Adopted by the Board of Directors on October 12, 1998

         RESOLVED, that the By-laws of the Corporation be amended as of the Company Merger Effective Time to add the following Section 10 to Article II of the By-laws.

         SECTION 10. Directors, Executive Officers and Committees. In accordance with Section 6.2 of the Agreement and Plan of Merger by and between the Corporation and Coal City Corporation, dated October 12, 1998 (the "Agreement"), the following provisions shall govern directors, executive officers and committees to the exclusion of any provision in these By-laws to the contrary. Terms capitalized but not otherwise defined in this Section shall have the meaning given to them in the Agreement.

         (a) At the Company Merger Effective Time, the Board of Directors of Avondale as the Surviving Corporation shall consist of between 16 and 18 directors who shall consist of (i) eight persons serving as directors of Avondale (each, an "Avondale-Related Director") and (ii) between eight and ten persons serving as directors of Coal City (each, a "Coal City-Related Director"), in each case serving in such capacity immediately prior to the Company Merger Effective Time. If at any time during the three year period following the Company Merger Effective Time any person who becomes a director of Avondale as the Surviving Corporation at the Company Merger Effective Time shall for any reason cease to serve as a director or shall not stand for reelection as a director, it is the intention of Avondale and Coal City and their respective Boards of Directors that he or she will be replaced, if an Avondale-Related Director, by the Avondale-Related Directors, and if a Coal City-Related Director, by the Coal City-Related Directors. It is also the intention of Avondale and Coal City and their respective Boards of Directors that during such three year period, the Coal City- Related Directors shall have the right to appoint up to that number of persons equal to the remainder of ten minus the number of Coal City-Related Directors at the Company Merger Effective Time to the Board of Directors of Avondale as the Surviving Corporation. The Avondale-Related Directors hereby commit to vote in favor of any such nominees of the Coal City-Related Directors for any such additional new directorships, and shall so vote, except to the extent that any such vote shall be in violation of their fiduciary duties under the DGCL.

         (b) The Board of Directors of Avondale as the Surviving Corporation shall have an Executive Committee and such other committees as the Board shall establish in accordance with Section 141 of the DGCL, its Certificate of Incorporation and these By-laws. The Executive Committee shall consist of six members: Robert S. Engelman, Jr., who shall be Chairman of the Executive Committee, Mitchell Feiger, two members selected by the Avondale-Related Directors and two members selected by the Coal City-Related Directors. The Chairman of the Board, the President and the Chief Executive Officer of Avondale as the Surviving Corporation may each call meetings of the Board of Directors and the Executive Committee. Each other committee shall have an even number of each members, and at the Company Merger Effective Time and for three years thereafter, one-half of the members of each such other committee shall consist of Avondale-Related Directors and the other half shall consist of Coal City-Related Directors, unless a majority of the Avondale-Related Directors and a majority of the Coal City-Related Directors shall otherwise agree.

         (c) It is the intention of Avondale and Coal City and their respective Boards of Directors that during the above-referenced three-year period, this
Section 10 be amended only upon the affirmative vote of a majority of both the Avondale-Related Directors and the Coal City-Related Directors.

         (d) During the three year period following the Company Merger Effective
Time: Robert J. Engelman, Jr. shall be the Chairman of the Board of Avondale as the Surviving Corporation; Mitchell Feiger shall be the President and Chief Executive Officer of Avondale as the Surviving Corporation; and Howard Jaffe shall be the Chief Financial Officer of Avondale as the Surviving Corporation.

                                                                     EXHIBIT 3.5



                                                    October 12, 1998


Avondale Financial Corp.
20 N. Clark Street
Chicago, IL 60602

Attn: Robert S. Engelman, Jr.



Ladies and Gentlemen:

                  I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Coal City Corporation, an Illinois corporation ("Coal City"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of October 12, 1998 (the "Merger Agreement"), by and between Avondale Financial Corp. ("Avondale"), a Delaware corporation, and Coal City, Avondale and Coal City will merge (the "Merger"). I further understand that as a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Avondale ("Avondale Common Stock") in exchange for shares of common stock, par value $10.00 per share, of Coal City ("Coal City Common Stock") and that each outstanding option to purchase Coal City Common Stock will continue outstanding as an option to purchase shares of Avondale Common Stock, as determined under the terms of the Merger Agreement.

                  I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Avondale Common Stock, to the extent I felt necessary, with my counsel or counsel for Coal City.

                   I represent, warrant and covenant with and to Avondale that:

         1. I shall not make any sale, transfer, or other disposition of Avondale Common Stock distributed to me pursuant to the Merger or received by me upon the exercise of options received in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Avondale, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

         2. I understand that Avondale is under no obligation to register the sale, transfer or other disposition of shares of Avondale Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         3. I understand that stop transfer instructions will be given to Avondale's transfer agent with respect to shares of Avondale Common Stock distributed to me pursuant to the Merger or received by me upon the exercise of options received in the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in connection with a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated October 12, 1998, between the registered holder hereof and Avondale, a copy of which agreement is on file at the principal offices of Avondale."

         4. I understand that, unless transfer by me of the Avondale Common Stock distributed to me pursuant to the Merger or received by me upon the exercise of options received in the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Avondale reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in connection with a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with a registration under, or an exemption from the registration requirements of, the Securities Act of 1933."

              It is understood and agreed that the legends set forth in paragraphs 3 and 4 above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Avondale (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Avondale, to the effect that such legends are not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to
Avondale that the Avondale Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

              I further understand and agree that this letter agreement shall apply to all shares of Avondale Common Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

                                      Very truly yours,



                                      --------------------------
                                      Name:



Agreed and accepted this _____ day of
October, 1998.

Avondale Financial Corp.

By
  ------------------------
  Robert S. Engelman, Jr.
  President and Chief Executive Officer

                                                              EXHIBIT 3.10(d)(A)



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 12 day of October, 1998, by and between Avondale Financial Corp. (the "Company") and Robert S. Engelman, Jr. (the "Employee").

         WHEREAS, pursuant to an agreement dated the same date as this Agreement, Coal City Corporation ("Coal City") shall merge (the "Holding Company Merger") into the Company, which shall be the resulting corporation of the Holding Company Merger, and the Company's wholly owned subsidiary, Avondale Federal Savings Bank ("Avondale") shall merge (the "Bank Merger") into Coal City's wholly owned subsidiary, Manufacturers Bank (the "Bank"), which shall be the resulting bank of the Bank Merger (the "Definitive Agreement");

         WHEREAS, prior to the Holding Company Merger and the Bank Merger, the Employee serves as the President and Chief Executive Officer of the Company and of Avondale;

         WHEREAS, pursuant to Sections 6.2(a) and 6.2(b) of the Definitive Agreement, after such mergers, the Employee shall be a director and Chairman of the board of directors of the Company (the "Board of Directors") but not President or Chief Executive Officer of the Company as the resulting entity of the Holding Company Merger or President and Chief Executive Officer of the Bank as the resulting entity of the Bank Merger;

         WHEREAS, the Employee has an existing employment agreement with the Company (the "Prior Employment Agreement") which he is willing to terminate in consideration of this Agreement's becoming effective;

         WHEREAS, the Board of Directors believes it is in the best interests of the Company and its subsidiaries for the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Company and its subsidiaries and to obtain for the Company the benefit of the services that the Employee consents in this Agreement to perform and the covenant not to compete provided for herein; and

         WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         1.  Definitions.

                  (a) The term "Covenant Period" means the period commencing on the Effective Date and concluding on January 31, 2004.

                  (b) The term "Date of Termination" means the date upon which the Employee's employment with the Company ceases, as specified in a notice pursuant to Section 8 of this Agreement.

                  (c) The term "Employment Period" means the period commencing on the consummation of the Holding Company Merger and concluding on the date of the annual meeting of stockholders of the Company in the year 2000.

                  (d) The term "Good Reason" means any of the following without the Employee's express written consent: (i) a material diminution of or interference with his duties and responsibilities, compensation or benefits, as set forth in this Agreement, (ii) a requirement that the Employee be based at any place other than Chicago, Illinois, or within a radius of 35 miles from the location of the Company's office as of the date of this Agreement, except for reasonable travel on Company or Bank business; (iii) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company; (iv) the failure of the shareholders of the Company to elect him as a director of the Company; and (v) the failure of the Board of Directors (or a board of directors of a successor of the Company) to elect him as Chairman of the Board of Directors or any action by the Board of Directors (or a board of directors of a successor of the Company) removing him from his position as a director of the Company or as Chairman of the Board of Directors.

                  (e) The term "SERP" means the Avondale Federal Savings Bank Supplemental Executive Retirement Plan, including the related Participation Agreement between Avondale and the Employee dated June 10, 1996.

                  (f) The term "Termination for Cause" means termination of the employment of the Employee by the Company prior to the expiration of the Employment Period because of the Employee's personal dishonesty, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Termination for Cause shall not occur unless and until there shall have been delivered to the Employee a copy of a resolution stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct described in the preceding sentence, specifying the particulars thereof in detail and duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board of Directors at a meeting of the Board duly called and held for such purpose after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board.

         2. Termination of Prior Employment Agreement. The Prior Employment Agreement shall terminate immediately prior to the consummation of the Holding Company Merger with no obligation to the Employee thereunder on the part of the Company, provided that nothing herein is intended to deprive the Employee of his entitlement to a retirement bonus, which shall be honored under Section 3.10(a) of the Definitive Agreement.

         3. Employment. In addition to the Employee serving as a director of the Company and as Chairman of the Board of Directors as provided in Sections 6.2(a) and 6.2(b) of the Definitive Agreement, the Company shall employ the Employee during the Employment Period to guide its activities in following areas: (i) integration of the operations of Avondale into the operations of the Bank, (ii) promoting the services offered by the Bank in the market areas of and communities served by Avondale prior to the Effective Date, (iii) marketing to the customers of Avondale, (iv) mergers and acquisitions by the Company and its affiliates, (v) long term strategic planning for the Company and its affiliates, and (vi) such additional matters as may be requested from time to time by the Company. The Employee shall also render similar services to any subsidiary or subsidiaries of the Company as requested by the Board of Directors from time to time. The Employee shall devote his best efforts and reasonable time and attention to the business and affairs of the Company and its affiliates to the extent necessary to discharge his responsibilities hereunder. During the Employment Period, the Employee may (i) serve on charitable boards or committees and, in addition, on such corporate boards as are approved in a resolution adopted by a majority of the Board of Directors, which approval shall not be unreasonably withheld, and (ii) manage personal investments, so long as such activities do not interfere materially with performance of his responsibilities hereunder.

         4.  Cash Compensation.

                  (a) Salary. The Company agrees to pay the Employee during the Employment Period a salary of $310,000 per year, except as provided in Section 7(b) and Section 7(c) of this Agreement. Such salary shall be paid no less frequently than the salary payable to the executive officers of the Company generally and shall be subject to customary tax withholding. Such salary shall be payable pro rata for any portion of a year during the Employment Period.

                  (b) Bonuses. The Employee shall be entitled to a bonus of $150,000 per year during the Employment Period, except as provided in Section 7(b) and Section 7(c) of this Agreement. Such bonus shall be payable pro rata for any portion of a year during the Employment Period.

                  (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under Section 3 of this Agreement during the Employment Period in accordance with the policies and procedures applicable to the executive officers of the Company generally.

         5.  Benefits.

                  (a) Participation in Benefit Plans. The Employee shall be entitled to participate during the Employment Period, to the same extent as executive officers of the Company generally, in all plans of the Company and the Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof, except as provided in Section 7(b) and Section 7(c) of this Agreement.

                  (b) Fringe Benefits. The Employee shall be eligible to participate during the Employment Period in, and receive benefits under, any other fringe benefit plans or perquisites which are or may become generally available to the Company's executive officers generally, including but not limited to, incentive compensation, supplemental medical or life insurance plans, company cars, club dues, physical examinations, financial planning and tax preparation services, but excluding supplemental retirement benefits, except as provided in Section 7(b) and Section 7(c) of this Agreement.

         6. Vacations; Leave. The Employee shall be entitled during the Employment Period (i) to annual paid vacation in accordance with the policies established by the Board of Directors for executive officers, and (ii) to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

         7. Termination of Employment Prior to Expiration of the Employment Period.

                  (a) Termination by the Company Other Than For Cause and Termination for Good Reason. In the event that, prior to the expiration of the Employment Period, the Company terminates the employment of the Employee other than Termination for Cause, or the Employee voluntarily terminates his employment for Good Reason, the Company shall continue during the remainder of the Employment Period to pay to the Employee the salary and bonus under Section 4 of this Agreement and to provide benefits to the Employee under Section 5 of this Agreement as if the Employee had continued to be employed.

                  (b) Voluntary Termination by the Employee. Notwithstanding any other provision of this Agreement, in the event that prior to the expiration of the Employment Period, the Employee voluntarily terminates his employment other than for Good Reason, the Company shall pay him salary and bonus under Section 4 of this Agreement and provide benefits under Section 5 of this Agreement only through the date on which his employment terminates.

                  (c) Termination for Cause. In the event of Termination for Cause, the Company shall pay the Employee salary and bonus under Section 4 of this Agreement and provide benefits under Section 5 of this Agreement only through the date on which his employment terminates.

                  (d) Death of the Employee. Notwithstanding any other provision of this Agreement, in the event of the death of the Employee during the Employment Period and prior to any Termination for Cause, the Company shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, the amount of salary and bonus which was not previously paid to the Employee and which he would have earned if he had continued to be employed under this Agreement through the last day of the calendar month in which the Employee died and shall have no obligation to him or to his estate thereafter under this Agreement.

                  (e) Continued Health Benefits. Notwithstanding any other provision of this Agreement, upon cessation of the employment of the Employee for any reason, including expiration of the Employment Period, the Company (or any successor, directly or through its subsidiaries) shall provide to the Employee thereafter during his lifetime the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any), as it provides to the executive officers of the Company (or any successor) from time to time, for the benefit of himself and his dependents and beneficiaries who would have been eligible for such benefits if the Employee were an executive officer of the Company (or any successor), on terms as favorable to the Employee, including amounts of coverage and deductibles and other costs to him, as apply to executive officers of the Company (or any successor) from time to time; provided that the Employee shall reimburse the Company for the cost of premiums attributable to such coverage for himself and his dependents and beneficiaries except to the extent, if any, that Company is obligated to provide such coverage under Section 7(a) of this Agreement.

                  (f) Termination of Employment Not to Affect Service as Chairman. Termination of the employment of the Employee for any reason, including expiration of the Employment Period, shall not affect the Employee's right to serve as a director and Chairman of the Board of Directors of the Company as provided in Sections 6.2(a) and 6.2(b) of the Definitive Agreement.

         8. Notice of Termination. In the event that the Company desires to terminate the employment of the Employee prior to the expiration of the Employment Period, the Company shall deliver to the Employee a written notice of termination, specifying the date upon which employment shall terminate. In the event that the Employee desires to terminate his employment voluntarily prior to the expiration of the Employment Period, he shall send a written notice to the Company specifying the date upon which employment shall terminate and whether he has Good Reason to terminate his employment, and, if so, stating the facts and circumstances that constitute Good Reason.

         9.  Covenant Not to Compete.

                  (a)  Covenant.  The  Employee  agrees that during the Covenant
Period he shall not, without the prior written consent of the Board of Directors, render services, whether or not compensated, as an employee, independent contractor, director or otherwise, to any depository institution insured by the Federal Deposit Insurance Corporation, or any affiliate of such an institution, with respect to activity in the State of Illinois.

                  (b) Compensation for Non-Competition. In consideration of the Employee's covenant in Section 9(a) of this Agreement, after expiration of the Employment Period, the Company shall pay to the Employee $310,000 per year for so long as he lives during the Covenant Period. Such amount shall be payable in regular increments no less frequently than the salary payable to the executive officers of the Company generally. Such amount shall be paid pro rata for any portion of a year during the Covenant Period.

         10. SERP. The Covenant Period shall constitute a period of employment by the Company for purposes of the SERP.

         11. Attorneys' Fees. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) the Employee's contesting or disputing any termination of employment, or (ii) the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company (or its successors) or any of its subsidiaries under which the Employee is or may be entitled to receive benefits; provided that the Company's obligation to pay such fees and expenses is subject to the Employee's prevailing with respect to the matters in dispute in any action initiated by the Employee or the Employee's having been determined to have acted reasonably and in good faith with respect to any action initiated by the Company.

         12.  No Assignments.

                  (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided that the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                  (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         13. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Company at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Company.

         14. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         15. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17. Governing Law. This Agreement shall be governed by the laws of the State of Illinois.

         18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:                                    Avondale Financial Corp.

 /s/ Doria L. Koros                         /s/ Howard Jaffe
-----------------------------              ----------------------------------
Secretary                                  By: Howard Jaffe
                                           Its: Executive Vice President



                                           Employee

                                            /s/ Robert S. Engelman, Jr.
                                           ----------------------------------
                                           Robert S. Engelman, Jr.